 As filed with the Securities and Exchange Commission on March 22, 2016 Registration No. ________

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

T-REX OIL, INC.

 (Exact name of registrant as specified in its charter)

COLORADO (State or jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-0422451 (I.R.S. Employer Identification No.)

520 Zang Street, Suite 250, Broomfield, Colorado 80021/ Phone (720)502-4483

(Address and telephone number of principal executive offices)

Donald L. Walford, Chief Executive Officer

520 Zang Street, Suite 250, Broomfield, Colorado 80021/ Phone (720)502-4483

 (Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman, Attorney at Law

P.O. Box 1839, Arvada, CO 80001

phone (720)530-6184

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock Offered by Selling Shareholders	1,000,000	$2.23 (1)	$ 2,230,000	$224.57

Common Stock Underlying Series A Convertible Preferred Stock	400,000	$2.00 (2)	$ 800,000	$ 80.56

Common Stock Underlying $3 Warrants	407,094	$3.00 (2)	$ 1,221,282	$ 122.98

Common Stock Underlying $0.10 Options	1,885,250	$0.10 (2)	$188,525	$18.99

Common Stock Underlying $0.25 Option	100,000	$0.25 (2)	$25,000	$2.52

TOTAL	3,792,344		$ 4,464,807	$ 449.62

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the closing price of the common stock on March 14, 2016 as reported on the OTC Market QB.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Registration fee calculations are based on the filing fee of $100.70 per $1,000,000 of securities registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

(Subject to Completion)

PROSPECTUS

T-REX OIL, INC.

1,000,000 shares of Common Stock Offered by Selling Shareholders

400,000 shares of Common Stock Underlying Series A Convertible Preferred Stock

407,094 shares of Common Stock Underlying $3 Warrants

1,885,250 shares of Common Stock Underlying $0.10 Options

100,000 shares of Common Stock Underlying $0.25 Options

 We are registering all securities listed for sale on behalf of the selling security holders:

a. 1,000,000 shares of common stock of selling shareholders;

b. 400,000 shares of common stock underlying 3,500,000 shares of Series A Convertible Preferred Stock convertible at $3.50 per share ("Series A Preferred Shares");

c. 407,094 shares of common stock underlying warrants exercisable at $3.00 per share ("the $3 Warrants"); and

d. 1,885,250 shares of common stock underlying options exercisable at $0.10 per share ("the $0.10 Options"); and

e.100,000 shares of common stock underlying options exercisable at $0.25 per share ("the $0.25 Options").

We will not receive any proceeds from sales of shares by selling shareholders.

We have already received the proceeds from the sale of 407,094 shares of our Series A Preferred Shares at $2.00 per share ($811,871.)  We are continuing to offer for sale shares of Series A Shares at $2.00 per share with the $3.00 Warrant.  We will not receive any additional funds from the conversion of the Series A Preferred Shares.  A total of $1,221,282 may be raised by us if all the $3 Warrants described above are exercised.  A total of $188,525 may be raised if all of the $0.10 Options are exercised and $25,000 if our $0.25 Options are exercised.  We cannot provide any assurances that either our warrants or our options will be exercised at any time in the foreseeable future.

The Series A Preferred Shares are convertible into shares of our common stock in whole or in part, 9 months after issuance, at the election of the Series A Preferred Shareholder, using a conversion price that is a 20% discount from the 10 day average market price of the Company's common stock on the OTC Markets QB.  Further, the Series A Preferred Shares are redeemable by the Company. (See "Description of Securities")

Each $3.00 Warrant entitles the holder to purchase one share of common stock at $3.00 and each $0.10 and $0.25 Option entitles the holder to purchase one share of common stock at $0.10 and $0.25, respectively, during the three-year period commencing from the date issuance.  We will undertake to keep the registration statement, of which this Prospectus is a part, current during the term of the warrants.  (See "Description of Securities")

Our selling shareholders plan to sell common shares at such prices as the market may dictate from time to time.  There is a limited trading market for the common stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.  The price was arbitrarily set.  The warrant exercise price was arbitrarily determined based on speculative concept unsupported by any other comparable.   We have set the initial fixed prices as follows:

Title	Per Share/ Exercise Price
Common Stock	$ 2.23
Common Stock underlying Series A Preferred Shares	$ 2.00 (1)
Common Stock underlying $3 Warrants	$3.00
Common Stock underlying $0.10 Options	$0.10
Common Stock underlying $0.25 Options	$0.25

(1)  The Per Share price is based upon the purchase price of the Series A Preferred Shares, as the conversion price is based upon, in part, a discounted market price of the common stock underlying the shares of the Series A Preferred Shares.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this amended prospectus.  Any representation to the contrary is a criminal offense.

Our common stock is presently quoted on the OTCQB under the symbol "TRXO." On March 14, 2016, the last reported sale price of our common stock on the OTCQB was $2.40 per share (rounded to the nearest penny). See "DESCRIPTION OF COMMON STOCK -Common Stock."   These prices will fluctuate based on the demand for the shares of our common stock and other factors.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares.  The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders or from the shares underlying the Series A Preferred Shares.  A total of $1,221,282 may be raised by us if all the $3 Warrants described above are exercised. A total of $188,525 and $25,000, respectively, may be raised by us if all the $0.10 Options and $0.25 Options described above are exercised.  We cannot provide any assurance that we will receive funds from the exercise of either the warrants or the options as we are unable to provide assurance that the warrants and options will be exercised.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is March 18, 2016.

ITEM 3.  PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

T-Rex Oil, Inc. was organized under the laws of the State of Nevada as Rancher Energy Corp. ("Rancher.") On October 17, 2014, we merged into our wholly owned subsidiary, T-Rex Oil, Inc., a Colorado corporation and as a result were re-domiciled in the state of Colorado and our name changed to T-Rex Oil, Inc. ("T-Rex.")

Prior to August 2014, we had minimal operations that were focused mainly on administrative activities, the identification of potential oil and gas prospects, and one prospect participation in Colorado that was rescinded in June 2014, as discussed below.

We are an independent oil and gas exploration and production company focused on the acquisition, enhancement and development of oil and gas assets primarily in the Rocky Mountain region of Wyoming.  Based on a 2007 research study conducted by the Enhanced Oil Recovery Institute at the University of Wyoming using reservoir production data provided by the Wyoming Oil & Gas Conservation Commission ("WOGCC"), Wyoming has produced 7,024 million barrels of oil from 1,237 producing fields with the top 400 fields producing 97.7% of the total produced oil, or 6,865 million barrels of oil. A research report published by the Independent Petroleum Association of America in November 2014 ranked Wyoming as the 9th largest U.S. state in terms of crude oil production and the 5th largest U.S. state in terms of natural gas production.  Our management team has extensive experience acquiring, enhancing and operating oil and gas assets in Wyoming, which we believe will provide for a competitive advantage in executing this business strategy.

As of October 2015, according to www.drillingedge.com, there are 358 active oil and gas operators in Wyoming, with the largest producer being EOG Resources, Inc. representing only 9.24% of total production, according to the WOGCC.  We believe that there remain several under-developed, or mismanaged oil and gas properties in Wyoming that with proper field management, application of modern exploration and development techniques, enhanced recovery methods and in-field drilling will increase current production and the ultimate recovery factor of oil and gas reserves from these fields.  In addition, while we are focusing on the acquisition of proven properties that we believe can be economically enhanced in this current commodity price environment, in certain market conditions, we believe there could be additional upside realized through the development of deeper productive horizons, or applying tertiary recovery applications to these acquired fields.

We have focused our activities in Eastern Wyoming along the Salt Creek/Big Muddy trend in the Powder River Basin.  Starting with the Salt Creek field in Natrona County, following the Salt Creek/Big Muddy trend down to the South Glenrock field in Converse County, we believe there are a series of analogous fields that could provide ideal targets for us to execute this business strategy.  Our approach is to acquire lower risk Proven Developed Producing properties.   The ideal candidate will also include Proven Undeveloped well sites, which should supply upside development potential.  Specifically, properties that have the advantage of having established producing oil and/or natural gas wells that have drillable offset locations and have wells that may be shut-in but are candidates for re-working or re-completion, are high priority acquisition targets.

Our acquisition strategy also takes older wells that are shut in or have lower production results and applies new and existing technologies to work-over and/or recomplete so as to increase production and ultimate recovery.  Technologies to be deployed include 3-D seismic imaging to target undeveloped areas of the reservoir that contain remaining primary reserves; horizontal drilling to increase recoveries; as well as secondary and tertiary recovery methods to increase ultimate produced reserves.

We intend to build operations through the following:

  Build a Portfolio of Low-Risk, High-Return Oil and Gas Assets in the Rocky Mountain Region

  Acquire, Explore & Develop Assets.

  Identification of unique opportunities that utilize the potential of the tertiary technologies and programs, such as CO2 injection, to take advantage of current environmental mandates.

In the last 12 months, we have acquired interests in producing and undeveloped properties in Wyoming and western Nebraska.  At the end of March 2015, we completed and closed the acquisition of Western Interior Oil and Gas, Inc. ("WIOG.") As part of the acquisition of Western Interior Oil and Gas, we acquired approximately 6,028 gross acres spread across the Big Horn Basin, the Wind River Basin and south central Wyoming.  These properties are adjunct to our existing properties in south central Wyoming.

In January 2016, our equity investment T-Rex Oil, LLC#3, acquired approximately 13,286 gross acres in the Powder River Basin in Wyoming.  These acres are specifically, in the Cole Creek Field and has 19 producing oil wells.  The Company currently has properties in the Cole Creek field and, now through it has access to depths below those it currently owns.

Factors that make this offering highly speculative or risky are:

  There is a limited market for our securities;
  We have limited revenues or sales;
  We are undercapitalized.

We have offices and/or operations in Broomfield, Colorado, Casper, Wyoming and Western Nebraska. Our corporate executive offices are located at 520 Zang Street, Suite 250, Broomfield, Colorado 80021 and our telephone number is (720) 502-4483.  We maintain a website at www.trexoilinc.com and such website is not incorporated into or a part of this filing.

Summary of Financial Information

As at December 31, 2015
Total Assets	$14,829,253
Current Liabilities	$1,735,552
Shareholders' Equity	$13,093,701

For the Nine Months Ended December 31, 2015
Revenues	$390,705
Net Loss for the nine months ended December 31, 2015	($2,995,105)

As of March 31, 2015, our accumulated deficit was ($11,056,972).  As of December 31, 2015, our accumulated deficit for was ($14,052,077).  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

At December 31, 2015, we have $359,791 cash on hand and warrants exercisable for 407,094 shares with an exercise price of $3.00 and a term of 3 years.  In addition, the Company has outstanding warrants exercisable for 942,858 shares with exercise prices ranging from $0.25 to $3.50 per share and terms of 3 years.

The Offering

We are registering all securities listed for sale on behalf of the selling security holders, including shares underlying Series A Preferred Shares, warrants and options:

  1,000,000 shares of common stock of selling shareholder;

  400,000 shares of common stock underlying Series A Shares; and

  407,094 shares of common stock underlying $3 Warrants exercisable at $3.00 per share;

  1,885,250 shares of common stock underling $0.10 Options exercisable at $0.10 per share;

  100,000 shares of common stock underlying $0.25 Options exercisable at $0.25 per share.

A total of $1,221,282 may be raised by us if all of the warrants described above are exercised. A total of $188,525 and $25,000 may be raised by us if all of the $0.10 and $0.25 Options described above are exercised. We have already received the funds from the sale of 407,094 shares of our Series A Preferred Shares and $3 Warrants.   We will not receive any additional funds from their conversion of our Series A Preferred Shares into shares of our common stock. We will not receive any proceeds from sales of shares by selling shareholders.  Furthermore, given that we have limited operating history and have only recently recognized revenues from our activities, it is highly unlikely that our $3 Warrants will be exercised at $3.00 in the foreseeable future.

The Series A Preferred Shares are redeemable six months from their date of issuance and are convertible into shares of our common stock in whole or in part at a conversion price based upon a 20% discount of the 10 day average market closing price of our common stock on the OTCQB.

Each $3.00 Warrant entitles the holder to purchase one share of common stock at $3.00 during the three-year period from the date of issuance.  Each $3.00 Warrant is callable after nine months if our common stock has a closing price of $5 or greater for a period of 5 consecutive days.  Each $0.10 and $0.25 Option entitles the holder to purchase one share of common stock at $0.10 or $0.25 per share, respectively during the three-year period from the date of issuance.  Our common stock, only, will be transferable immediately after the closing of this offering. We will undertake to keep the registration statement, of which this Prospectus is a part, current during the term of the warrants.  (See "Description of Securities")

Common shares outstanding before this offering	16,384,742
Maximum common shares being offered by our existing selling shareholders	1,000,000
Maximum shares of common stock underlying Series A Preferred Shares	400,000
Maximum shares of common stock underlying $3 Warrants	407,094
Maximum shares of common stock underlying $0.10 Options	1,885,250
Maximum shares of common stock underlying $0.25 Options	100,000
Maximum common shares outstanding after this offering (1)	20,177,086

(1) Assuming exercise of all Series A Preferred Shares $3 Warrants, $0.10 options and $0.25 Options being registered herewith.

We are authorized to issue 100,000,000 shares of common stock, par value $0.001. Our current shareholders, officers and directors collectively own 16,384,742 shares of restricted common stock.  We are authorized to issue 5,000,000 shares of Series A Preferred Stock, par value $0.001.  Our current shareholders, including a director, collectively own 407,094 shares of Series A Preferred Stock.

The common stock is presently traded on the over-the-counter market on the OTCQB of the OTC Markets maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCQB symbol for the Common Stock is "TRXO".

OUR COMPANY RISK FACTORS

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS HAS AN OPERATING HISTORY OF ONLY TWO YEARS AFTER BANKRUPTCY EMERGENCE AND IS UNPROVEN AND THEREFORE RISKY.

We have only recently begun operations under the business plan discussed herein. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the oil and gas industry, especially in view of the intense competition from existing businesses in the industry.

WE HAVE A LACK OF REVENUE HISTORY AND HAVE A SHORT HISTORY OF OPERATIONS.

We have only recently begun operations in the oil and gas industry.  During the year ended March 31, 2015, we recognized a net loss of $11,043,541 compared to $13,431 during the year ended March 31, 2014.  With our acquisition of Western Interior during the first quarter of the fiscal year ended March 31, 2016, we have started to recognize revenues from operations, though these are not enough to support operations.  As such during the nine months ended December 31, 2015, we recognized revenues of $390,705 and a corresponding net loss of $2,995,105.

We are not profitable and the business effort is considered to be in an early stage of operations.  We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations.  Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and potential exploration participation and could exceed $10,000,000 in the next twelve months. Such funds are not currently committed.

If we find oil and gas reserves to exist on a prospect we will need substantial additional financing to fund the necessary exploration and development work.  Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development.  We will not receive proceeds from this offering to conduct such work and, therefore, we will need to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property.  There is no assurance that we will be successful in obtaining any financing.  These various financing alternatives may dilute the interest of our shareholders and/or reduce our interest in the properties.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carry out the business plan in the oil and gas industry.  Our ultimate success depends upon our ability to raise additional capital.  We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing.  If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us.  If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company.  The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time.  Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE SECURED CONVERTIBLE DEBT WHICH IS CONVERTIBLE INTO OUR COMMON STOCK.  A CONVERSION OF SUCH DEBT COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

During the fourth quarter, directors/officers of the Company advanced funds to the Company in exchange for secured convertible promissory notes totaling $100,000.  These notes are due in September 2016 and are convertible into shares of our common stock in whole or in part at a conversion price equal to a 30% discount of the 10 day average closing market price of the Company's common stock. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

The Secured Convertible Promissory Notes are secured by the Company's 16.67% equity interest in T-Rex Oil LLC #3, which owns certain properties in the Powder River Basin, which the Company operates.  Mr. Nicolaysen and Mr. Bennett each hold a note for $50,000.

WE HAVE WARRANTS AND OPTIONS ISSUED AND OUTSTANDING WHICH ARE CONVERTIBLE INTO OUR COMMON STOCK.  A CONVERSION OF SUCH EQUITY INSTRUMENTS COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At March 14, 2016, we have warrants issued and outstanding exercisable into 1,349,952 shares of our common stock at ranges from $0.10 to $3.50 per share and options issued and outstanding exercisable into 1,985,250 shares of common stock at prices ranging from $0.10 to $0.25 per share.

As part of this registration statement we are registering shares underlying certain warrants exercisable for 407,094 shares of our common stock and an exercise price of $3.00 per share.  We are also registering shares underlying all of our issued and outstanding options.

They are exercisable in whole or in part. The exercise of the warrants and/or options into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

WE HAVE AUTHORIZED AND DESIGNATED A SERIES A CONVERTIBLE PREFERRED STOCK, WHICH HAVING VOTING RIGHTS EQUIVALENT TO OUR COMMON STOCK.

Series A Preferred Stock of which 5,000,000 shares of preferred stock have been authorized for the series and the shares have a deemed purchase price at $2.00 per share.  The Series A Preferred Stock are to have voting rights equivalent to one (1) share of common stock.  At this time, 407,094 shares of the Series A Preferred Stock have been issued.

Holders of the Series A Preferred Stock would have the ability equal to that of our common stockholders to vote in any vote of the common stockholders.  The Series A Preferred Stock issued would have a voting equivalent of 2.42%, at this time.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention.  Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise.  Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY COLORADO STATUTE.

Colorado Revised Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO US AND SHAREHOLDERS IS LIMITED

Colorado Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances.  Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case.  This provision does not affect the liability of any director under federal or applicable state securities laws.

RISK FACTORS RELATING TO OUR BUSINESS

OUR BUSINESS, THE OIL AND GAS BUSINESS HAS NUMEROUS RISKS WHICH COULD RENDER US UNSUCCESSFUL.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred.  There is no assurance we will find or produce oil or gas from any of the wells we have acquired or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable.

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MANAGEMENT.

We are and will continue to be an insignificant participant in the oil and gas business.  Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects.   Competitor's resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

WE WILL BE SUBJECT TO ALL OF THE MARKET FORCES IN THE ENERGY BUSINESS, MANY OF WHICH COULD POSE A SIGNIFICANT RISK TO OUR OPERATIONS.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control.  These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors.  Current economic and market conditions have created dramatic fluctuations in oil prices.  Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells.  In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas.  There may, on occasion, be an oversupply of gas in the marketplace or in pipelines; the extent and duration may affect prices adversely.  Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers.  (See "Our Business and Competition, Markets, Regulation and Taxation.")

WE BELIEVE INVESTORS SHOULD CONSIDER CERTAIN NEGATIVE ASPECTS OF OUR OPERATIONS.

Dry Holes: We may expend substantial funds acquiring and potentially participating in exploring properties which we later determine not to be productive.  All funds so expended will be a total loss to us.

Technical Assistance:  We will find it necessary to employ technical assistance in the operation of our business.  As of the date of this Prospectus, we have not contracted for any technical assistance.  When we need it such assistance is likely to be available at compensation levels we would be able to pay.

Uncertainty of Title:  We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase.  The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application.

Government Regulations:  The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations.  Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

Nature of our Business:  Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses.  In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

General Economic and Other Conditions:  Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

OUR BUSINESS IS SUBJECT TO SIGNIFICANT WEATHER INTERRUPTIONS.

Our activities may be subject to periodic interruptions due to weather conditions.  Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

RESERVE ESTIMATES DEPEND ON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE. ANY MATERIAL INACCURACIES IN THESE RESERVE ESTIMATES OR UNDERLYING ASSUMPTIONS WILL MATERIALLY AFFECT THE QUANTITIES AND PRESENT VALUE OF OUR RESERVES. THE COMPANY'S CURRENT ESTIMATES OF RESERVES COULD CHANGE, POTENTIALLY IN MATERIAL AMOUNTS, IN THE FUTURE, IN PARTICULAR DUE TO THE RECENT SIGNIFICANT DECLINE IN COMMODITY PRICES.

The process of estimating crude oil and natural gas reserves is complex and inherently imprecise. It requires interpretation of available technical data and many assumptions, including assumptions relating to current and future economic conditions, production rates, drilling and operating expenses, and commodity prices. Any significant inaccuracy in these interpretations or assumptions could materially affect our estimated quantities and present value of our reserves. See Part b, Item 11 of this filing for information about our estimated crude oil and natural gas reserves, PV-10, and Standardized Measure of discounted future net cash flows as of March 31, 2015.

In order to prepare reserve estimates, we must project production rates and the amount and timing of development expenditures. Our booked proved undeveloped reserves must be developed within five years from the date of initial booking under SEC reserve rules. Changes in the timing of development plans that impact our ability to develop such reserves in the required time frame could result in fluctuations in reserves between periods as reserves booked in one period may need to be removed in a subsequent period.

We must also analyze available geological, geophysical, production and engineering data in preparing reserve estimates. The extent, quality and reliability of this data can vary with the uncertainty of decline curves and the ability to model heterogeneity of the porosity, permeability and pressure relationships in unconventional resources. The process also requires economic assumptions, based on historical data but projected into the future, about matters such as crude oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

The prices used in calculating our estimated proved reserves are, in accordance with SEC requirements, calculated by determining the unweighted arithmetic average of the first-day-of-the-month commodity prices for the preceding 12 months. Commodity prices declined significantly in the fourth quarter of calendar year 2014 and throughout 2015and if such prices do not increase significantly, our future calculations of estimated proved reserves will be based on lower commodity prices which could result in our having to remove non-economic reserves from our proved reserves in future periods.

Actual future production, crude oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable crude oil and natural gas reserves will vary and could vary significantly from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves, which in turn could have an adverse effect on the value of our assets. In addition, we may adjust estimates of proved reserves, potentially in material amounts, to reflect production history, results of exploration and development, prevailing crude oil and natural gas prices and other factors, many of which are beyond our control.

THE PRESENT VALUE OF FUTURE NET REVENUES FROM OUR PROVED RESERVES WILL NOT NECESSARILY BE THE SAME AS THE CURRENT MARKET VALUE OF OUR ESTIMATED CRUDE OIL AND NATURAL GAS RESERVES AND, IN PARTICULAR, MAY BE REDUCED DUE TO THE RECENT SIGNIFICANT DECLINE IN COMMODITY PRICES.

You should not assume the present value of future net revenues from our proved reserves is the current market value of our estimated crude oil and natural gas reserves. In accordance with SEC rules, we base the estimated discounted future net revenues from proved reserves on the 12-month unweighted arithmetic average of the first-day-of-the-month commodity prices for the preceding twelve months. Actual future prices may be materially higher or lower than the SEC pricing used in the calculations. Actual future net revenues from crude oil and natural gas properties will be affected by factors such as:

  the actual prices we receive for sales of crude oil and natural gas;

  the actual cost and timing of development and production expenditures;

  the timing and amount of actual production; and

  changes in governmental regulations or taxation.

The timing of both our production and our incurrence of expenses in connection with the development and production of crude oil and natural gas properties will affect the timing and amount of actual future net revenues from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net revenues may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the crude oil and natural gas industry in general.

WE MAY BE REQUIRED TO WRITE DOWN THE CARRYING VALUES OF OUR CRUDE OIL AND NATURAL GAS PROPERTIES IF CRUDE OIL PRICES REMAIN AT THEIR CURRENT LEVELS OR DECLINE FURTHER.

Accounting rules require that we periodically review the carrying values of our crude oil and natural gas properties for possible impairment. Based on specific market factors, prices, and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying values of our crude oil and natural gas properties. A write-down results in a non-cash charge to earnings. We have incurred impairment charges in the past and may incur additional impairment charges in the future, particularly if crude oil prices remain at their currently low levels or decline further, which could have a material adverse effect on our results of operations for the periods in which such charges are taken

WE ARE SUBJECT TO SIGNIFICANT OPERATING HAZARDS AND UNINSURED RISK IN THE ENERGY INDUSTRY.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury.  We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense.  Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

WE ARE SUBJECT TO FEDERAL INCOME TAX LAWS AND CHANGES THEREIN WHICH COULD ADVERSELY IMPACT US.

Federal income tax laws are of particular significance to the oil and gas industry in which we engage.  Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend.  Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION IN THE ENERGY INDUSTRY WHICH COULD ADVERSELY IMPACT US.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste.  There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our  proposed business.  We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us.  Such regulations may have a significant effect on our operating results.

RISKS RELATING TO OWNERSHIP OF OUR COMMON STOCK

THERE IS A LIMITED TRADING MARKET FOR OUR COMMON STOCK, THEREBY LIMITING A SHAREHOLDERS' OPPORTUNITY TO SELL SUCH COMMON STOCK.

Currently, only a limited trading market exists for our common stock. The common stock trades on the OTCQB under the symbol "TRXO."  The OTCQB is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ system. Any broker/dealer that makes a market in our stock or other person that buys or sells our stock could have a significant influence over its price at any given time. We cannot assure our shareholders that a greater market for our common stock will be sustained. There is no assurance that our common stock will have any greater liquidity than shares that do not trade on a public market. A shareholder may be required to retain their shares for an indefinite period of time, and may not be able to liquidate their shares in the event of an emergency or for any other reasons.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company.  Our securities currently trade on the OTCQB of the OTC Markets and are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors.  For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.  Effectively, this discourages broker-dealers from executing trades in penny stocks.  Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks".  Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended.  Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities.  The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level  consequent shareholder losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE COMPANY WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

A portion of the outstanding shares of common stock are held by our present officers, directors, and affiliate stockholders as "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

TRADING IN OUR SHARES IN THE PUBLIC MARKET WILL MOST LIKELY BE VOLATILE BECAUSE OF FACTORS BEYOND OUR CONTROL.

There can be no assurance that our shares will continue to be quoted on the OTCQB or that they will be accepted for trading on another recognized trading market, or that if they are, there will be an active trading market for the shares.  Accordingly, it could be difficult for holders of our common stock to liquidate their shares.

The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:

  our failure to achieve and maintain profitability;

  changes in earnings estimates and recommendations by financial analysts;

  actual or anticipated variations in our quarterly and annual results of operations;

  changes in market valuations of similar companies;

  announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

  loss of significant clients or customers;

  loss of significant strategic relationships; and

  general market, political and economic conditions.

In the past, following periods of extreme volatility in the market price of a company's securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management's time and attention, which would otherwise be used to benefit our business.

RISK FACTORS RELATING TO OFFERING

SPECULATIVE NATURE OF INVESTMENT.

Due to the highly speculative nature of the Company's business, it is likely that the investment in the securities offered hereby will result in a total loss to the investor.  Investors should be able to financially bear the loss of their entire investment. Investment in the securities should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

BURDEN TO INVESTORS.

The financial risk of our water remediation activities will be borne primarily by existing shareholders, who will have contributed a significantly greater portion of the Company's capital, than prior investors.

We will incur expenses in connection with SEC Filing Requirements and we may not be able to meet such costs, which could jeopardize our filing status with the SEC.  These costs can increase significantly if the Company is subject to comment from the SEC on its filings and/or is required to file supplemental filings for transactions and activities.  If we are not compliant in meeting the filing requirements of the SEC, we could lose our status as a 1934 Act Company, which could compromise our ability to raise funds and maintain its trading status on the OTCQB.

OFFERING PRICE.

We have arbitrarily determined the Offering Price of the shares underlying our Series A Preferred Shares, $3 Warrants. $0.10 Options and $0.25 Options. Such price does not bear any relationship to the assets, income or net worth of the Company, nor any market value.

We have set the Offering Price of the 1,000,000 shares of common stock we are registering on behalf of our Selling Shareholders on the 5 day average of the last sale of the shares of our common stock on the OTCQB.

The Offering Price should not be considered an indication of the actual value of the shares or securities. Any market price is subject to change as a result of market conditions and other factors, and no assurance can be given that the shares can ever be resold at the Offering Price or any market price, if at all.

OUR INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders as a result of future decisions of our Board to issue shares without shareholder approval for cash, services, or acquisitions.  We also may issue warrants or options, exercisable for shares of our restricted common stock at a fixed price in the future.  The exercise of these warrants or options could be dilutive to our shareholders, when exercised.

ITEM 4.  USE OF PROCEEDS

We will not receive any proceeds from the conversion of our Series A Preferred Shares into shares of our common stock.

In the event purchasers in this offering elect to exercise any of the Warrants at the exercise prices set forth in this Prospectus, we will realize net proceeds.  The proceeds from the exercise of Warrants will be contributed to our working capital and used to build our business.  (See "Proposed Business - Plan of Operation")

A total of $1,221,282 may be raised by us if all the $3 Warrants registered herein are exercised. A total of $188,525 and $25,000 may be raised by us if all of the $0.10 and $0.25 Options registered herein were exercised. We have already received the proceeds from the sale of the Series A Preferred Shares and will not receive any additional funds from their conversion.  We will not receive any proceeds from sales of shares by selling shareholders.  Furthermore, given that we have limited operating history and that we have only recently recognized revenue from our operational activities, it is unlikely that our warrants and/or options will be exercised in the foreseeable future. Further, we may not receive any funds from the exercise of the $3 Warrants, if we decided to redeem them pursuant to the terms of the $3 Warrant before the holder chooses to exercise.

We make no assurance that all the $3 Warrants nor the $0.10 and $0.25 Options will be exercised and that we will receive any of the funds as anticipated.  We anticipate using the funds received from the exercise of the $3 Warrants and/or $0.10 and $0.25 Options to enhance our existing re-work and drilling plans on our existing properties, through these activities we will be able to further our plan of operations.  Although we have identified specific applications for the funds anticipated to be generated from the exercise of the Warrants, management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

The  monies  we  have  raised  thus  far  from  selling  stock  to  our  current Shareholders  is  anticipated  to be  sufficient  to pay  all  expenses  of this registration statement,  which is  estimated  to be  $30,000.

The registration of the shares underlying our $3 Warrants, $0.10 and $0.25 Options is intended to and will permit the Holders to potentially capitalize, at a profit, on any rise in the market price of our common stock.  In the event that the shares underlying the Warrants, $0.10 and $0.25 Options are sold by the selling Holders, we will receive none of the proceeds from such sales.

ITEM 5.  DETERMINATION OF OFFERING PRICE

The common stock is presently traded on the over-the-counter market on the OTCQB of the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCQB symbol for the common stock is "TXRO".

We have arbitrarily determined our offering price for shares underlying the $3 Warrants and the $0.10 and $0.25 Options.

The $3 Warrant and the $0.10 and $0.25 Option exercise prices or the Series A Preferred conversion prices bear no relationship to any criteria of goodwill value, lock value or any other measure of value and were arbitrarily determined in the judgment of the Board of Directors.

ITEM 6.  DILUTION

Comparative Data

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.  All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line items as compared to maximum in each previous subsection.

	Shares Purchased		Total Consideration		Average
	Number	Percent (1)	Amount	Percent (2)	Price/Share

Existing Shareholders	1,000,000	26.36%	$2,230,000	50.09%	$2.23

Series A Preferred Shares (assuming 100% converted)	400,000	10.54%	$786,871	17.67%	$2.00

Warrants Exercise @$3.00 (assuming 100% exercised)	407,094	10.73%	$1,221,282	27.43%	$3.00

Options Exercise @$0.10 (assuming 100% exercised)	1,885,250	49.71%	$188,525	4.23%	$0.10

Options Exercise @$0.25 (assuming 100% exercised)	100,000	2.63%	$25,000	0.56%	$0.25

Total		100%		100%

(1)     Percentage relates to total percentage of shares sold up to such increment.

(2)     Percentage relates to total percentage of capital raised up to such increment.

Net Tangible Book Value

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

As at December 31, 2015, the net tangible book value of our stock was $0.82 per share and at March 31, 2015 was $0.88 per share.

Our existing stockholders have acquired a total of 16,384,742 shares for an aggregate amount of $27,450,098 or an average cost of $1.67 per share.  The book value of the stock held by our existing stockholders will increase per share, while new purchaser's book value will decrease from purchase price, as shown in chart above.

Dilutive Effect of Series A Preferred Shares

We will not receive any funds from the conversion our Series A Preferred Shares and as such the conversion of our Series A Preferred Shares would represent and immediate decrease in net tangible book value per share and per share dilution to new investors.

Dilutive Effect of $3 Warrants

If we are successful in achieving exercise of the $3 Warrants at the exercise price, , that would represent an immediate increase in net tangible book value per share and per share dilution to new investors, assuming the $3 Warrants are exercised at a price of $3.00 for 407,094 shares.

Dilutive Effect of $0.10 and $0.25 Options

If all of the 1,885,250, $0.10 Options and all of the 100,000, $0.25 Options were exercised at their respective exercise prices of $0.10 and $0.25 per share we would receive funds totaling $213,525.  The exercise of these shares would represent an immediate decrease in net tangible book value per share and per share dilution to new investors.

ITEM 7.  SELLING SECURITY HOLDERS

The selling shareholders obtained their shares of our stock as a part of the acquisition of Terex Energy Corporation by T-Rex Oil, Inc. where 1 share of the common stock of T-Rex Oil, Inc. was exchanged for one share of Terex Energy Corporation.

The holders of the Series A Preferred Shares and $3 Warrants received their shares as part of a private placements of Units consisting of 1 share of Series A Preferred Shares and a $3 Warrant exercisable for 1 share of common stock.  The Unit had a purchase price of $2.

The holders of the $3 Warrants received their Warrants as part of the Offering of Units consisting of the Series A Preferred Shares and $3 Warrants.

The holders of the $0.10 Options, includes Officers, Directors and employees of the Company who have received such options in exchange for services.  The holder of the $0.25 Option received the option in connection with his services as a consultant to the Company.

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors.  No assets will be, nor are expected to be, acquired from any promoter on behalf of us.  We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below are being registered in this Registration Statement, which include all of the securities outstanding as of date hereof.

SELLING SHAREHOLDERS TABLE FOR T-REX OIL INC. - S-1 REGISTRATION STATEMENT

NAME	COMMON SHARES HELD BY EACH SHARE-HOLDER BEFORE OFFERING	SERIES A PREFERRED SHARES HELD	$3 WARRANTS HELD BEFORE OFFERING	OPTIONS HELD BEFORE OFFERING	COMMON SHARES TO BE REGISTERED	COMMON SHARES UNDERLYING SERIES A PREFERRED SHARES TO BE REGISTERED	COMMON SHARES UNDERLYING $3 WARRANTS TO BE REGISTERED	COMMON SHARES UNDERLYING $0.10 AND $0.25 OPTIONS TO BE REGISTERED	% OWNED BEFORE OFFERING (1)	SHARES OWNED AFTER OFFERING	% OWNED AFTER OFFERING (2)

Jeffrey B. Bennett (a)	-	-	-	25,000	-	-	-	25,000	-	-	-
Blue Ridge Consultants, LLC	50,000	-	-	150,000	20,000	-	-	150,000	0.31%	30,000	0.16%
Brasel Family Partners LTD	160,000	-	-	-	50,000	-	-	-	0.98%	110,000	0.57%
Gregory V. Brasher	70,000	30,000	30,000	-	20,000	-	30,000	-	0.43%	50,000	0.26%
Thomas J. Buysee	100,000	-	-	-	20,000	-	-	-	0.61%	80,000	0.42%
Paige Coutts	-	-	-	25,000	-	-	-	25,000	-	-	-
Donald J Delanghe Trust	100,000	-	-	-	20,000	-	-	-	0.61%	80,000	0.42%
Serge D' Elia & Lilian D' Elia JTTEN	80,000	100,000	100,000	-	40,000	-	100,000	-	0.49%	40,000	0.21%
Ben R Droud	100,000	-	-	-	20,000	-	-	-	0.61%	80,000	0.42%
Paul H. Dragul	175,000	-	-	-	50,000	-	-	-	1.07%	125,000	0.65%
Caroline Fisher	25,000	-	-	-	10,000	-	-	-	0.15%	15,000	0.08%
Dennis Gabriel	100,000	-	-	-	20,000	-	-	-	0.61%	80,000	0.42%
Gehrke Family Trust	125,000	-	-	-	50,000	-	-	-	0.76%	75,000	0.39%
Jon C. Glotfelty	55,000	-	-	-	15,000	-	-	-	0.34%	40,000	0.21%
Martin R. Gottlob (a)	750,000	-	-	250,000	-	-	-	250,000	4.58%	750,000	3.91%
David J. Gregarek	285,000	-	-	150,000	100,000	-	-	150,000	1.74%	185,000	0.96%
Matthew Gregarek	75,000	-	-	-	20,000	-	-	-	0.46%	55,000	0.29%
Allen Heim (a)	750,000	-	-	150,000	-	-	-	150,000	4.58%	750,000	3.91%
Helion Holdings, LLC- W. Edward Nichols, Manager	300,000	-	-	-	125,000	-	-	-	1.83%	175,000	0.91%
Cassandra E Herbert TTEE Cassandra E Herbert Trust	20,000	-	-	-	5,000	-	-	-	0.12%	15,000	0.08%
Eckhardt Huber-Flotho (b)	1,361,457	-	-	100,000	-	-	-	100,000	8.31%	1,361,457	7.10%
Levi Jeffries	80,000	-	-	-	25,000	-	-	-	0.49%	55,000	0.29%
Kristi Kampmann	-	-	-	25,000	-	-	-	25,000	-	-	-
Gary Koyen	5,000	-	-	-	5,000	-	-	-	0.03%	-	-
Chad Krull	50,000	-	-	-	10,000	-	-	-	0.31%	40,000	0.21%
George F Lee	50,000	-	-	-	10,000	-	-	-	0.31%	40,000	0.21%
Scott Lewis Jr	70,000	-	-	5,250	25,000	-	-	5,250	0.43%	45,000	0.23%
Michael A. Littman	100,000	-	-	-	40,000	-	-	-	0.61%	60,000	0.31%
Emil Magovac	50,000	-	-	-	5,000	-	-	-	0.31%	45,000	0.23%
Michael McNally	50,000	-	-	-	25,000	-	-	-	0.31%	25,000	0.13%
Fred J Miller	75,000	-	-	-	25,000	-	-	-	0.46%	50,000	0.26%
Terry Miller	100,000	-	-	-	25,000	-	-	-	0.61%	75,000	0.39%
Nancy Moore	-	-	-	10,000	-	-	-	10,000	-	-	-
W. Edward Nichols	200,000	-	-	650,000	50,000	-	-	650,000	1.22%	150,000	0.78%
Jon Nicolaysen (a)	1,050,000	-	-	150,000	-	-	-	150,000	6.41%	1,050,000	5.48%
Ralph O. Olson	250,000	-	-	-	50,000	-	-	-	1.53%	200,000	1.04%
RVR LLC Roger Bochert, Manager	200,000	-	-	-	50,000	-	-	-	1.22%	150,000	0.78%
David Schoenemann	65,000	-	-	-	20,000	-	-	-	0.40%	45,000	0.23%
Herb Sears (a)	66,667	-	-	25,000	-	-	-	25,000	0.41%	66,667	0.35%
Daniel P Sniffin	15,000	-	-	-	10,000	-	-	-	0.09%	5,000	0.03%
John C Spencer	100,000	-	-	-	25,000	-	-	-	0.61%	75,000	0.39%
Donald L. Walford (a)	1,080,000	-	-	250,000	-	-	-	250,000	6.59%	1,080,000	5.63%
Rhonda White	-	-	-	20,000	-	-	-	20,000	-	-	-
Tim Wiens	10,000	-	-	-	5,000	-	-	-	0.06%	5,000	0.03%
William Young	15,000	-	-	-	10,000	-	-	-	0.09%	5,000	0.03%

Andrew P. VanderPloeg (a)	324,528	125,000	125,000	-	-	-	125,000	-	-	324,528	1.69%
Gail Zimmerman	-	50,000	50,000	-	-	-	50,000	-	-	-	-
Michael Kolors	-	27,094	27,094	-	-	-	27,094	-	-	-	-
Seth Michael Evetts	-	50,000	50,000	-	-	-	50,000	-	-	-	-
Superior Oil Field Service CO LTD	-	12,500	12,500	-	-	-	12,500	-	-	-	-
Stacey Bivins	-	12,500	12,500	-	-	-	12,500	-	-	-	-

TOTAL	8,687,652	407,094	407,094	1,985,250	1,000,000	-	407,094	1,985,250	51.04%	7,687,652	40.09%

(1) Based upon 16,384,742 shares issued and outstanding
(2) Based upon 19,177,086 shares issued and outstanding assuming the conversion of the $3 warrants, $0.10 and $0.25 options and Series A Preferred Shares for 400,000 common shares
(a) Officer/Director
(b) Mr. Huber-Flotho's wife holds 488,241 share sof common stock directly and Mr. Huber-Flotho has rebbuted ownership of her shares and therefor they are not included in his ownership.

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ITEM 8.  PLAN OF DISTRIBUTION

Upon effectiveness of this registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9.  DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are shares of common stock.

Common Shares

We are presently authorized to issue one hundred million (100,000,000) shares of our common stock.  A total of Sixteen Million, Three Hundred and Eighty-Four Thousand, Seven Hundred and Forty-Two Five (16,384,742) common shares are issued and outstanding as of March 14, 2016.  No other classification is currently authorized by the Company's Board of Directors.

The Common Shares have a par value of $0.001 per share.  The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Company's board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power.  Our articles of incorporation do not provide for cumulative voting in the election of directors.  Subject to any preferential rights of any outstanding series of our preferred stock created by our board of directors from time to time, the holders of common stock are entitled to dividends, if any, as may be declared from time to time by our board of directors from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders.

The holders of our common stock have no preemptive rights.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which TRXO may designate and issue in the future.

We have not paid dividends on its common stock and do not ever anticipate paying such dividends in the foreseeable future.

Preferred Shares

We are presently authorized to issue fifty million (50,000,000) shares of our preferred stock, par value $0.001.  Classifications and Series and their terms are set by our Board of Directors.

Series A Convertible Preferred Shares

As at March 14, 2016, we have 407,094 shares of Series A Preferred Shares issued and outstanding which were issued from September 15, 2015 through March 9, 2016.

There are 5,000,000 shares authorized as our Series A Preferred Shares.  The Series A Preferred Shares are convertible into common shares of the Company's stock 9 months after the date of issuance.  Further, the Series A Preferred Shares have a conversion price based upon 80% of the 10 day average of the Company's closing market price.  The Series A Preferred Shares do not accrue dividends and have a deemed purchase price of $2.00 per share.

We are registering the 400,000 shares of common stock underlying the Series A Preferred Shares as part of this Offering. In connection with the Series A Preferred Shares, we issued warrants expiring three years from date of issuance which allow the holders to purchase shares of common stock at $3.00 per share.   The Warrants are described more fully below.

Warrants

We have a total of 1,349,952 warrants issued and outstanding, which entitle the holder to purchase one Share of Common Stock at an exercise prices ranging from $0.25 to $3.00 per share.

Our officers and directors hold warrants exercisable of 525,000 shares at $1.25 per share, which we are not registering as part of this Offering.

We are registering 407,094 shares underlying our $3 Warrants.  The $3 Warrants have an exercise price of $3.00 per share and have a term of 3 years with a maximum expiration date of February 2019.

Options

We have a total of 1,985,250 options issued and outstanding which entitle the holders to purchase one Share of Common Stock at an exercise price ranging from $0.10 per share to $0.25per share.  The holders of the $0.10 Options, include Officers, Directors and employees of the Company who have received such options in exchange for services.  The holder of the $0.25 Option received the option in connection with his services as a consultant to the Company.

We are registering 1,885,250 shares underlying our $0.10 Options and 100,000 shares underlying our $0.25 Options.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer and Trust, Inc. 17 Battery Place, 8th Floor, New York, NY 10004.  The telephone number is (212)509-4000.

ITEM 10.  INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION OF BUSINESS

Corporate History

T-Rex Oil, Inc. was organized under the laws of the State of Nevada as Rancher Energy Corp. ("Rancher.") On October 8, 2014, as approved by our board of directors and a written consent of our majority shareholder, an amendment to the Articles of Incorporation was filed in order to authorize a reverse split of the common stock, issued and outstanding, on a one (1) new share for three hundred fifty (350) old shares basis. At the same time, the Articles of Incorporation were amended change our authorized capital to 275,000,000 shares of $0.001 par value common stock and 50,000,000 shares of $0.01 par value preferred stock.  The Financial Industry Regulatory Authority ("FINRA") approved the amendment, effective October 29, 2014.

On October 17, 2014, we merged into our wholly owned subsidiary, T-Rex Oil, Inc., a Colorado corporation and as a result were re-domiciled in the state of Colorado.

Prior to August 2014, we had minimal operations that were focused mainly on administrative activities, the identification of potential oil and gas prospects.

ORGANIZATIONAL STRUCTURE

T-Rex Oil, Inc.
(A Colorado Corporation)
Terex Energy Corporation
Wholly-Owned Subsidiary
Western Interior Oil & Gas Corporation
Wholly-Owned Subsidiary
JK Minerals, Inc.
Wholly-Owned Subsidiary
T-Rex Oil LLC #3
Equity Investment

Part of our strategy includes the use of partnerships to not only own individual projects, but to handle the drilling, completion, operation and raising of capital for the funding of such prospects.  The Company or one of its subsidiaries will then handle the operation and management of the partnership.  T-Rex Oil LLC #1 is one such partnership that is managed and operated.

Terex Energy Corporation

Terex was incorporated in the State of Colorado in February 2014. Terex has interests in oil and gas properties. Prior to the share exchange with T-Rex, Terex had acquired interests in oil and gas prospects and properties discussed herein. Terex also is an operator of oil and gas properties and as such operates the various properties owned by the Company and its subsidiaries.

On December 22, 2014, we entered into the Exchange Agreements with the Terex shareholders for 100% of the shares of Terex. Pursuant to the Exchange Agreements, we agreed to issue 7,385,700 shares of our restricted common stock for 100% of the issued and outstanding common stock of Terex. The shares are to be exchanged on a one for one basis. As a result, Terex became a wholly-owned subsidiary of the Company.

Western Interior Oil & Gas Corporation.

Western Interior Oil & Gas Corporation ("Western Interior") was incorporated in the State of Wyoming in August 2005.  Western Interior has producing and developmental oil and gas properties in southwest central Wyoming.

On February 24, 2015, we entered into a Share Exchange Agreement with Western Interior Oil & Gas Corporation ("Western Interior") and the shareholders of Western Interior.  Under the Share Exchange Agreement we exchanged shares of our common stock for 83% of the issued and outstanding common stock of Western Interior. The acquisition was closed on March 28, 2015 and effective March 31, 2015.  At the time of closing, we issued 7,465,168 shares of our restricted common stock in exchange for shares of Western Interior.

On March 31, 2015, we entered into an amendment to the Share Exchange Agreement whereby we assumed certain repurchase agreements between Western Interior and its dissident shareholders and as a result acquired the remaining 17% of Western Interior. As part of these agreements, we assumed certain promissory notes issued to the dissenting shareholders in the total amount of $1,770,047 that are collateralized by Western Interior's assets. As a result, Western Interior has become a wholly-owned subsidiary of the Company.

T-Rex Oil LLC #3

T-Rex Oil, LLC #3 ("T-Rex #3") is a Colorado limited liability company organized in January 2016.  T-Rex is the manager of T-Rex #3 and also at this time holds a 16.67% equity interest in T-Rex #3.  T-Rex #3 has 13,328 gross, 10,000 net acres in the Powder River Basin in Wyoming (the "Cole Creek Property.") We will operate and develop the property through Terex, while recognizing net revenues from the property.  As part of the Operating Agreement of T-Rex #3, we have an option to purchase the Cole Creek Property in September 2016 for a purchase price of $1.75 million dollars.

The holder of the remaining 83.33% of T-Rex #3, is a Director and shareholder of the Company, Mr. VanderPloeg.

JK Minerals, Inc.

In January 2016, we were assigned 100% of the equity interest issued and outstanding in JK Minerals, Inc. by its sole shareholder Blue Tip Energy.  At the time of the assignment, JK Minerals had no outstanding liabilities and its only asset is a license to a 3-D Seismology Report performed in 2004 on the Cole Creek property acquired by T-Rex #3.  JK Minerals was incorporated in Wyoming in July of 1991 and has no operations.

T-Rex Oil LLC #1

T-Rex Oil LLC #1 ("T-Rex #1") is a Colorado limited liability company organized in December 2014.  Terex is the Manager of T-Rex #1 and is the operator of the Sioux County, Nebraska project.

Our Company

We are an independent oil and gas exploration and production company focused on the acquisition, enhancement and development of oil and gas assets primarily in the Rocky Mountain region of Wyoming.  Based on a 2007 research study conducted by the Enhanced Oil Recovery Institute at the University of Wyoming using reservoir production data provided by the WOGCC, Wyoming has produced 7,024 million barrels of oil from 1,237 producing fields with the top 400 fields producing 97.7% of the total produced oil, or 6,865 million barrels of oil. A research report published by the Independent Petroleum Association of America in November 2014 ranked Wyoming as the 9th largest U.S. state in terms of crude oil production and the 5th largest U.S. state in terms of natural gas production.  Our management team has extensive experience acquiring, enhancing and operating oil and gas assets in Wyoming, which we believe will provide for a competitive advantage in executing this business strategy.

As of October 2015, according to www.drillingedge.com, there are 358 active oil and gas operators in Wyoming, with the largest producer as of EOG Resources, Inc. representing only 9.24% of production, according to the WOGCC.  We believe that there remain several under-developed, or mismanaged oil and gas properties in Wyoming that with proper field management, application of modern exploration and development techniques, enhanced recovery methods and in-field drilling will increase current production and the ultimate recovery factor of oil and gas reserves from these fields.  In addition, while we are focusing on the acquisition of proven properties that we believe can be economically enhanced in this current commodity price environment, in certain market conditions, we believe there could be additional upside realized through the development of deeper productive horizons, or applying tertiary recovery applications to these acquired fields.

To date, we have focused our activities in Eastern Wyoming along the Salt Creek/Big Muddy trend.  Starting with the Salt Creek field in Natrona County, following the Salt Creek/Big Muddy trend down to the South Glenrock field in Converse County, we believe there are a series of analogous fields that could provide ideal targets for us to execute this business strategy.  The following fields are located along this trend, which we refer to as the "String of Pearls".

Field	Operators (1)	County
Salt Creek	FDL Operating Fossil Energy Chapman	Natrona County
Teapot Naval Reserve (aka Teapot Dome)	Natrona County Holdings	Natrona County
Sage Spring Creek	Black Bear Oil Corporation Matrix Production Company Strachen Exploration Company	Natrona/Converse County
Burke Ranch	Griffiths Oil LLC Terex Energy Corporation (2)	Natrona County
Cole Creek	Blue Tip Energy (3) Linc Energy Petroleum WYO	Natrona/Converse County
Cole Creek South	Blue Tip Energy (3) Linc Energy Petroleum WYO	Converse County
Big Muddy	Vortex Petroleum Bass Petroleum Linc Energy Petroleum WYO	Converse County
Big Muddy East	Linc Energy Petroleum WYO	Converse County
Glenrock South	Linc Energy Petroleum WYO Muddy Mineral Exploration	Converse County
Glenrock	Linc Energy Petroleum WYO	Converse County

  During the year ended December 31, 2015, as identified by the WOGCC website.

  Terex Energy Corporation is a wholly-owned subsidiary of T-Rex Oil, Inc.

  In January 2016, T-Rex #3, an equity investment, acquired an 82% working interest in the Blue Tip Energy Properties in Cole Creek and Cole Creek South.

According to the WOGCC these fields range in size, but generally produce from similar stacked horizons ranging from the Deep Tensleep to the Wall/Creek/Frontier formations.

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STRATIGRAPHIC NOMENCLATURE CHART

Geologic Time MYBP
Erathem
SYSTEM/ SERIES
Sweetgrass Arch
WILLISTON BASIN
Montana
North Dakota
GREEN RIVER BASIN North & West
WIND RIVER BASIN
BIG HORN BASIN
POWDER RIVER BASIN
West
East
BLACK HILLS UPLIFT
Cenozoic
TERTIARY
PLIOCENE
MIOCENE
OLIGOCENE
EOCENE
PALEOCENE
Mesozoic
CRETACEOUS
UPPER
LOWER
JURASSIC
UPPER
MIDDLE
LOWER
TRIASSIC
Paleozoic
PERMIAN
PENNSYLVANIAN
MISSISSIPPIAN
DEVONIAN
SILURIAN
ORDOVICIAN
CAMBRIAN
UPPER
MIDDLE
LOWER
PC
1.8
5
22.5
37.5
55
65
100
140
195
230
280
325
345
395
435
500
515
540
570
IGNEOUS AND METAMORPHIC ROCKS

Compiled by Richard Andrews, Stan Dietrich, Robert Glaze, Steve Ordonez, and Bill Ruddiman

Sources of Data: Montana Stratigraphic Correlation Chart, Oil & Gas Conservation Division Annual Review, 1977; Stratigraphic Correlation Chart of Western Montana, Southern Alberta, and Southeastern British Columbia, MGS 1984 Guidebook; AAPG Memoir 15, Vol., 1971; North Dakota Stratigraphic Column, N.D. Geological Survey, 1980; Wyoming Stratigraphic Nomenclature Chart, WGA 1969 Guidebook; General Outcrop Section of Black Hills Area, WGA 1968 Guidebook.

We acquired our first assets in the String of Pearls in 2014 and currently operate wells and properties in the Burke Ranch and Cole Creek Fields.  We have identified areas of enhancements available to increase the production and recovery factors of these fields, including well recompletion, stimulation activities, pressure maintenance improvement, down spacing and enhanced recovery.  We believe that several other fields in the String of Pearls provide evidence of the potential of these operated assets given similar geology and productive horizons.  For instance, the Salt Creek field has achieved a nearly 40% recovery factor, developed down to 20 acre spacing utilizing of a C02 flood.  Our Cole Creek field by contrast has achieved a modest 23% recovery factor, based on 80 acre well development.  We have identified several behind pipe recompletion opportunities targeting undeveloped productive formations that are currently producing in the Salt Creek field.

As a result, we believe that there remains significant work to be completed in our currently operated fields that match our business strategy, while we continue to seek opportunity to acquire additional assets along this trend.

Our Properties

We are initially focused on the Salt Creek/Big Muddy trend in the State of Wyoming, which we refer to as the "String of Pearls".  This trend covers approximately 8 miles running from Natrona County in the north down to Converse County in the south.

We are attracted to this area based upon the available information of hydrocarbon production, including primary, secondary and in some cases tertiary recovery results.  While the size and recovery factors associated with the various fields within the Sting of Pearls vary, the general geologic setting is considered to be consistent.  We identify the Salt Creek field which has achieved a 40% recovery factor as an indicator of the potential of these fields that are less developed at this point in time.

Historical Production of Fields in the "String of Pearls"

Field	Date of Discovery	Cumulative Production (1)	Estimated Recovery Factor
Salt Creek	1889	710,292,907	~ 40%
Teapot Naval Reserve (AKA Teapot Dome)	1922	28,730,483BO	~ 25%
Sage Spring Creek	1949	17,074,699	~ 30%
Cole Creek	1938	18,563,064	~23%
Cole Creek South	1948	17,274,800	~34%
Big Muddy	1916	53,971,243	~24%
Glenrock South	1950	75,893,890	~20%

(1)     Cumulative Production is from the WOGCC and is as of December 31, 2015.

Cole Creek Oil Field, Wyoming

Located in the southwest margin of the Powder River Basin in Natrona and Converse Counties, approximately 20 miles to the northeast of Casper, Wyoming.  Our Leasehold historically produces from 4 Cretacious sand formations, the Shannon, the Frontier, the Dakota, and the Lakota. Additionally, there is potential in the Muddy and the Tensleep or Minnelusa formations.  We are currently reprocessing and reinterpreting Seismic data previously performed on parts of the property.

Production in the field at this time is from the 2nd Frontier and the Dakota and averages 60 BOPD. We have identified several behind pipe opportunities and plan to develop them in the near term.

Covering approximately 13,400 gross acres and 19 producing wells and 23 existing well bores.

We intend to focus on the re-development of the Shannon and Frontier formation using new technology and 3-D seismic re-work methods.   We intend to drill edge and infill wells initially then develop the property for tertiary recovery using polymer floods, surfactants and possibly CO2 injection.

   Burke Ranch Project, Natrona County, Wyoming

The Burke Ranch Field of Wyoming consists of approximately 4,500 acres located in the southwest corner of the Powder River Basin.  The project has a potential for 40+ development and exploratory wells.   Historically, the Dakota Formation has been the primary objective. The Burke Ranch Unit was originally developed on 80 acre spacing. Downsizing the spacing to 40 acres and drilling infill and edge wells offers low risk and high potential production.

We are currently permitting a small 3 D seismic project on our acreage to enable us to better define the best development opportunities. There could be additional potential in the Frontier (Wall Creek), Second Frontier, Niobrara, Mowry, and Tensleep Formations.

Burke Ranch Field offers a variety of drilling and development opportunities

  Tensleep Formation - new drilling on seismic anomaly

  Dakota Formation - additional development of the Dakota Formation to re-work the field to increase existing production

  Frontier Formation - to recomplete the existing wells to access existing reserves behind pipe.

 Big Horn Basin Prospect

The Big Horn Basin, located in north-central Wyoming is a geological structural basin of sedimentary rocks dating from the Cambrian to Miocene.  The principal productive reservoir of oil in the Big Horn Basin to date has been the Pennsylvanian Tensleep Formation.  Other producing horizons include the Mississippian Madison Limestone, Permian Phosphoria and the Cretaceous Frontier Sandstone.

Our Big Horn Basin projects currently produce from the Triassic Crow Mountain, Permian Phosphoria, and the Frontier formations.  They provide us with both development and exploration opportunities.

The Big Horn Basin Prospect properties have a combination of development and exploration projects. We expect to drill, subject to reasonable financing, between 16 and 36 wells on the properties over the next two years.

Rawhide - This is an opportunity for development of existing production and exploration for deeper reserves.  Cumulative historical production to date is approximately 147.0 MBO.

Meeteetse "Deep"- This is an opportunity to develop a large Phosphoria-Tensleep oil field.  This is the largest project in the Western Interior portfolio.  In mid-2008, the Carter 1 discovery well was re-entered and recompleted in the Phosphoria formation to restore production.  Extensive testing and analysis have established Phosphoria 2P reserves on the 240 acre lease block.

Baird Peak - Baird Peak is a well-defined structure with 200' of closure, with multiple pay objectives. Historically, it has produced 128,000 BO.

Wind River Basin

Located just to the south of the Big Horn Basin, the Wind River Basin is an asymmetric sedimentary basin bounded by the Owl Creek Mountains on the North, Casper Arch on the East and Sweetwater Uplift on the South.  The most prolific oil producing horizons in the Wind River Basin have been the Tensleep, Phosphoria, and Frontier Formations.

The Wind River Basin includes production from the Cretaceous Frontier Formation at shallow depths of 3,800 to 4,500 feet.  This area produces a light-oil - 42 to 45 API gravity.

The Wind River Basin contains 2 projects, a combination of existing development and new exploration targets. The initial plan for these projects is development drilling, where warranted.

Nebraska

Sioux and Kimball County, Nebraska

We have development of the project through T-Rex #1.  The project consists of:

  We have a 100% WI and a 75% NRI in the well and key acreage of 240 acres.

  We have sufficient acreage to drill two new wells in an up-dip direction structurally.

  Company has a 31.25% WI until payout, at which time the Company would get an additional 25% working interest for a total of 56.25% in a water injection-disposal project.

  Water injection well application for permit was submitted and in early April 2015 it was approved for injection rates of 5,000 barrels of water per day, pending appeal.

  Water injection well has been drilled and cased with 7 inch pipe.

Drilling Program and Field Activities

We initiated our operations in the Wyoming with the acquisition of the acreage in the Burke Ranch in 2014. Since closing the Cole Creek acquisition, we have focused the majority of our activities in this field and developing a recompletion program and 3D Seismic reprocessing and interpretation program.

We believe there remains a number of activities to complete in the field, including, further re-completions, down-spaced drilling and enhanced oil recovery techniques which will most likely start with CO2 "huff and puff" treatments.

Business Strategies

Our objective is to create shareholder value by identifying and assembling a portfolio of low-risk assets with attractive economic profiles and leveraging our technical and managerial expertise to deliver industry-leading results. We seek to achieve this objective by executing the following strategies:

  Pursue Out of Favor Fields. We believe that many of our peers are currently looking to exit Wyoming to pursue other areas of operations.  We attribute this trend to either the smaller size of their respective holdings, the fact that the majority of these assets represent conventional oil and/or natural gas production, or currently lack the resources to focus on the best management of these assets.  By contrast, given our management experience in this area, we seek to aggregate these assets, to achieve economies of scale, driving down our per unit operating costs, while increasing production by detailed field management and enhancement.

  Seek Held by Production Acreage that can Provide Future Upside.  Our acquisition strategy is based on identifying and acquiring producing properties that we believe can be enhanced.  However, given our experience in Wyoming, we anticipate that there will be further upside achieved if commodity prices improve through the exploration of deeper productive horizons.  While we do not quantify this upside value, we seek acquisitions where we can secure this upside optionality while executing our core business strategy.

 Competitive Strengths

We possess a number of competitive strengths that we believe will allow us to successfully execute our business strategies:

•

Management Experience.  Our management has a total combined experience of 100+years in the oil and gas industry with a particular focus on Wyoming.  We believe that this firsthand knowledge of our management, which includes having drilled numerous in Wyoming, and owning acres of surface land, provide us with a competitive advantage when executing our acquisition strategy, in addition to our planned field enhancement operations.  As a result of this experience, we believe that we will be able to produce our fields in Wyoming much more efficiently than many of our peers.

•

Multi-Year, Low-Risk Development Drilling Inventory. We have identified a number of field enhancements that could be conducted across our current asset base including 7 initial recompletions, the development of  61 PUD drilling locations (56 in Cole Creek and 5 in the Big Horn Basin), and additional locations should we determine to down-space to 40 acre well spacing.  Likewise, we believe there are 18 to 20 behind pipe zones that provide us with additional reserves.

•

Proven Acquisition Strategy. Given the experience of our management team we have been successful in identifying and closing on acquisitions within the Salt Creek/Big Muddy trend that fit our business strategy.  This firsthand knowledge provides us with insight into possible asset transactions before many of our peers are aware of them.  Coupled with our knowledge related to the geologic and operational setting of these assets, we believe we have a strong advantage in determining the price to pay for these potential acquisitions, while also having a clear understanding of how to enhance value prior to closing the transaction.  By way of example, before T-Rex #3 closed the Cole Creek acquisition in January of 2016, we had already identified 8 re-completions and 4 well bore enhancements to be completed after closing.

COMPETITION, MARKETS, REGULATION AND TAXATION

Competition

There are a large number of companies and individuals engaged in the exploration for oil and gas; accordingly, there is a high degree of competition for desirable properties. However, the staff at T-Rex is experienced and knowledgeable in the Rocky Mountains and can evaluate potential acquisitions and opportunities with greater efficiency.

Markets

The availability of a ready market for newly discovered oil and gas reserves will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas is volatile and beyond our control.

Global Oil Supply

Currently, the produced global oil supply is outpacing oil demand which in part, has resulted in the steeply declining oil prices in late 2014 and early 2015.  These price trends are expected to continue in the near term as foreign producers, continue to increase production in response to declining prices.

Despite this, the industry continues to work on a production decline curve, and the industry continues to focus on trying to replace depleting reserves with more conventional and cost effective production techniques.

Effect of Changing Industry Conditions on Drilling Activity

Lower oil and gas prices have caused a decline in drilling activity in the U.S. recently. However, such reduced activity will normally result in a decline in drilling, lease acquisition and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects nor to raise the necessary funds with which to drill them.

Effect of Technology

Evolving scientific and technological developments in the last five years have not only provided access to previously unreachable and large reserves, but in many cases has made the production of such reserves highly profitable.  In addition these developments have taken previously shut in fields/wells and made them once again economically viable and in some cases, greatly so.

Government Regulations

Our operations are subject to various federal, state and local laws and regulations that change from time to time. Many of these regulations are intended to prevent pollution and protect environmental quality, including regulations related to permit requirements for the drilling of wells, bonding requirements to drill or operate wells, the location of wells, the method of drilling, completing and casing wells, the surface use and restoration of properties upon which wells are drilled, the sourcing and disposal of water used in the drilling and completion process, groundwater testing, air emissions, noise, lighting and traffic abatement, and the plugging and abandonment of wells. Other regulations are intended to prevent the waste of oil and gas and to protect the rights among owners in a common reservoir. These include regulation of the size of drilling and spacing units or proration units, the number, or density, of wells which may be drilled in an area, the unitization or pooling of oil and natural gas wells, and regulations that generally prohibit the venting or flaring of natural gas and that impose certain requirements regarding the ratability or fair apportionment of production from fields and individual wells. In addition, our operations are subject to regulations governing the pipeline gathering and transportation of oil and natural gas, as well as various federal, state and local tax laws and regulations.

Failure to comply with applicable laws and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are generally subject to the same regulatory requirements and restrictions that affect our operations. The regulatory burden on the industry increases the cost of doing business and affects profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, such laws and regulations are frequently amended or reinterpreted. Therefore, we are unable to predict the future costs or impact of compliance.

Regulation of production

Federal, state, and local agencies have promulgated extensive rules and regulations applicable to our oil and natural gas exploration, production and related operations.  Most states require drilling permits, drilling and operating bonds and the filing of various reports and impose other requirements relating to the exploration and production of oil and natural gas.  Many states also have statutes or regulations addressing conservation matters including provisions governing the size of drilling and spacing units or proration units, the density of wells, and the unitization or pooling of oil and natural gas properties.  Some states like Colorado allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on the voluntary pooling of lands and leases. In areas with voluntary pooling, it may be more difficult to develop a project if the operator owns less than 100% of the leasehold. The statutes and regulations of some states limit the rate at which oil and gas is produced from properties, prohibit the venting or flaring of natural gas, and impose certain requirements regarding the ratability of production. This may limit the amount of oil and gas we can produce from our wells and may limit the number of wells or locations at which we can drill.  The federal and state regulatory burden on the oil and natural gas industry increases our cost of doing business and affects our profitability.  Because these rules and regulations are amended or reinterpreted frequently, we are unable to predict the future cost or impact of complying with these laws.

The Wyoming Oil and Gas Conservation Commission ("WOGCC") is the primary regulator of exploration and production of oil and gas resources in the principal area in which we operate.  The WOGCC regulates oil and gas operators through rules, policies, written guidance, orders, permits, and inspections. Among other criteria, the WOGCC enforces specifications regarding drilling, development, production, abandonment, enhanced recovery, safety, aesthetics, noise, waste, flowlines, and wildlife.

Regulation of sales and transportation of natural gas

Historically, the transportation and sales for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938 ("NGA"), the Natural Gas Policy Act of 1978 and the Federal Energy Regulatory Commission ("FERC") regulations. Effective January 1, 1993, the Natural Gas Wellhead Decontrol Act deregulated the price for all "first sales" of natural gas. Thus, all of our sales of gas may be made at market prices, subject to applicable contract provisions. Sales of natural gas are affected by the availability, terms and cost of pipeline transportation. Since 1985, the FERC has implemented regulations intended to make natural gas transportation more accessible to gas buyers and sellers on an open-access, non-discriminatory basis. We cannot predict what further action the FERC will take on these matters. Some of the FERC's more recent proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with which we compete.

Regulation of sales and transportation of oil

Our sales of crude oil are affected by the availability, terms and cost of transportation. Interstate transportation of oil by pipeline is regulated by the FERC pursuant to the Interstate Commerce Act ("ICA"), the Energy Policy Act of 1992 and the rules and regulations promulgated under those laws. The ICA and its implementing regulations require that tariff rates for interstate service on oil pipelines, including interstate pipelines that transport crude oil and refined products (collectively referred to as "petroleum pipelines") be just and reasonable and non-discriminatory and that such rates and terms and conditions of service be filed with the FERC.

Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we do not believe that the regulation of oil transportation rates will affect our operations in any way that is materially different than those of our competitors who are similarly situated.

Environmental Laws.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control.  Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners.  We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment.  All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection.  Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

Title to Properties.

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record.  As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us.  Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions.  Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

BACKLOG OF ORDERS.

We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS.

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED

As of December 31, 2015, T-Rex and its subsidiaries had 9 full-time employees.  Donald Walford, Jon Nicolaysen, and Allen Heim, officers and directors of T-Rex, have Employment Agreements with our subsidiary Terex Energy. Martin Gottlob, an officer and director of T-Rex has an Employment Agreement with the Company.  All officers of the Company work 40 hours a week.  All other employees are at will employees.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

b.  DESCRIPTION OF PROPERTY

REAL ESTATE.

None.

PATENTS AND PATENT APPLICATIONS.

None.

OIL AND GAS PROPERTIES.

Our oil and natural gas properties are located in the states of Wyoming, Nebraska and Utah.

Title to Properties

As is customary in the oil and natural gas industry, we generally conduct a preliminary title examination prior to the acquisition of properties or leasehold interests. Prior to commencement of operations on such acreage, a thorough title examination will usually be conducted and any significant defects will be remedied before proceeding with operations. We believe the title to our leasehold properties is good, defensible and customary with practices in the oil and natural gas industry, subject to such exceptions that we believe do not materially detract from the use of such properties. With respect to our properties of which we are not the record owner, we rely instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, we generally have the right to have our interest placed on record.

Our properties are generally subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. We do not believe any of these burdens will materially interfere with our use of these properties.

Summary of Oil and Natural Gas Reserves

The following disclosures for the fiscal year ended March 31, 2015 includes only those reserves attributable to those located in Fremont, Hot Springs and Park Counties in Wyoming, which are part of the Western Interior acquisition.

Any reserves attributable to our Nebraska, Burke Ranch, Wyoming, Cole Creek, Wyoming and certain undeveloped properties at Western Interior and the Mondo, Utah project were not considered in the reserve report, as all properties are undeveloped at this time.

Reserves

The following table sets forth our estimated net proved reserves as of March 31, 2015 based upon the reserve report dated August 21, 2015.  All such reserves are attributable to those located in Fremont, Hot Springs and Park Counties in Wyoming, which are part of the Western Interior acquisition and these include the Baird, Meeteetse, Rawhide and Kirby Draw Southfield projects.

	Oil Reserves (MBbls)
	2015
Estimated Proved Reserves Data:	Gross (100%)	Net
Proved developed proving (PDP)	267.2	103.8
Proved developed non-producing (PDNP)	0	0
Total Developed	267.2	103.8

Proved undeveloped reserves (PUD)	513.1	384.3
Total Proved Reserves	780.4	488.1

Estimated Probable Reserve Data:
Probable developed	31.9	26.2
Probable undeveloped	1,059.0	699.3
Total Probable Reserves	1,090.9	725.5

Estimated Possible Reserves Data:
Possible undeveloped	903.9	587.9

Proved developed oil reserves are reserves that can be recovered through existing wells with existing equipment and operating methods.

Proved undeveloped oil reserves represent approximately 79% of our total net proved reserves.  Proved undeveloped oil reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. Proved undeveloped reserves on undrilled acreage are limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic productivity at greater distances. All proved undeveloped locations in our August 21, 2015 Reserve Report are included in our development plan and are scheduled to be drilled within five years from their initial proved booking date. We have evaluated the proved undeveloped drilling plan using the Company's current budget price deck and determined that the internally generated cashflows when combined with capital that the Company intends to raise over the next five years would sufficiently fund the proved undeveloped development program for these properties. The technologies being used to establish our proved reserves are a combination of pressure performance, geologic mapping, offset productivity, electric logs, and production data.  The exceptions to the fulfillment of the proved undeveloped development program would be the further deterioration of oil prices or our inability to raise sufficient capital to fully complete our development program.

Probable oil reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves are likely as not to be recovered.

Possible oil reserves are those additional reserves that are less certain to be recovered that probable reserves.

Estimates of proved developed and undeveloped reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price and production cost changes and other factors. See " - Qualifications of Technical Persons and Internal Controls Over Reserves Estimation Process."

Qualifications of Technical Persons and Internal Controls Over Reserves Estimation Process

The reserves estimates shown herein have been independently evaluated by Netherland, Sewell & Associates, Inc. (NSAI), a worldwide leader of petroleum property analysis for industry and financial organizations and government agencies.  NSAI was founded in 1961 and performs consulting petroleum engineering services under Texas Board of Professional Engineers Registration No. F-2699.  Within NSAI, the technical persons primarily responsible for preparing the estimates set forth in the NSAI reserves report incorporated herein are Mr. Charles A. Smith and Mr. Shane M. Howell.  Mr. Smith, a Licensed Professional Engineer in the State of Texas (No. 100560), has been practicing consulting petroleum engineering at NSAI since 2006 and has over 5 years of prior industry experience.  He graduated from University of Missouri-Rolla (Missouri University of Science & Technology) in 2000 with a Bachelor of Science Degree in Petroleum Engineering.  Mr. Howell, a Licensed Professional Geoscientist in the State of Texas, Geology (No. 11276), has been practicing consulting petroleum geoscience at NSAI since 2005 and has over 7 years of prior industry experience.  He graduated from San Diego State University in 1997 with a Bachelor of Science Degree in Geological Sciences and in 1998 with a Master of Science Degree in Geological Sciences.  Both technical principals meet or exceed the education, training, and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers; both are proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.

Mr. Martin Gottlob, the Company's Vice President of Geology, is primarily responsible for the determination of and the presentation of the reserves presented by the Company.

The technical persons responsible for preparing the reserves estimates presented herein meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Natural Gas Reserves Information promulgated by the Society of Petroleum Engineers.

Our internal staff of geoscience professionals who work closely with our independent petroleum engineer to ensure the integrity, accuracy and timeliness of data furnished to them in their reserves estimation process.  We review with them our properties and discuss methods and assumptions used in their preparation of our fiscal year-end reserves estimates. While we have no formal committee specifically designated to review reserves reporting and the reserves estimation process, a copy of each of the NSAI reserve report is reviewed with representatives of NSAI and our internal technical staff before we disseminate any of the information. Additionally, our senior management reviews and approves the final reserve report and any significant internally estimated changes to our proved reserves on an annual basis.

Estimates of oil and natural gas reserves are projections based on a process involving an independent third party engineering firm's collection of all required geologic, geophysical, engineering and economic data, and such firm's complete external preparation of all required estimates and are forward-looking in nature. These reports rely upon various assumptions, including assumptions required by the SEC, such as constant oil and natural gas prices, operating expenses and future capital costs. The process also requires assumptions relating to availability of funds and timing of capital expenditures for development of our proved undeveloped reserves. These reports should not be construed as the current market value of our reserves. The process of estimating oil and natural gas reserves is also dependent on geological, engineering and economic data for each reservoir. Because of the uncertainties inherent in the interpretation of this data, we cannot be certain that the reserves will ultimately be realized. Our actual results could differ materially. See "Note 13 - Supplemental Information Relating to Oil and Natural Gas Producing Activities (Unaudited)" to our audited consolidated financial statements for additional information regarding our oil and natural gas reserves.

Under SEC rules, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term "reasonable certainty" implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. To achieve reasonable certainty, NSAI employs technologies consistent with the standards established by the Society of Petroleum Engineers. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available downhole and production data, and well test data.

Summary of Oil and Natural Gas Properties and Projects

Production, Price and Cost History

During the fiscal years ended March 31, 2015 and 2014, we did not have any production of or sales of oil or natural gas.

Developed and Undeveloped Acreage

The following table presents our total gross and net developed and undeveloped acreage by region as of March 31, 2015 and 2014:

	2015				2014
	Developed Acres		Undeveloped Acres		Developed Acres		Undeveloped Acres
	Gross(1)	Net (2)	Gross	Net	Gross	Net	Gross	Net
Wyoming (3)
Big Horn Basin	480	425.07	4,726.334	2,024.5	-	-	-	-
Wind River Basin	160	13.78	4,533	449.33	-	-	-	-
South Central	-	-	5,995	4,345	-	-	-	-
Cole Creek	-	-	4,000	2,039	-	-	-	-
Burke Ranch	-	-	4,837	4,837	-	-	-	-
Nebraska (4)
Sioux County	80	80	160	160	-	-	-	-
Kimball County	40	26	-	-	-	-	-	-
Utah (5)
Covenant Mondo	-	-	3,995	559	-	-	-	-
Total	760	544.85	28,246.33	14,413.83	-	-	-	-

(1) "Gross" means the total number of acres in which we have a working interest.

(2) "Net" means the sum of the fractional working interests that we own in gross acres.

(3) Approximately 5,488 gross of the total 10,915 undeveloped gross acres at the Big Horn Basis, Wind River Basin and South Central Basin are held through leases that have a term.  The remaining gross acres are held by leases with terms expiring in 2020.  The 4,000 gross undeveloped acres at Cole Creek are held by production and the 4,837 gross acres at Burke Ranch have terms and are also held by production.

(4) The 160 acres are held by production.

(5) The undeveloped acres at Covenant Mondo are held by production and two wells were drilled during the year ended March 31, 2015, both wells were dry holes.

Productive Wells

The following table presents the total gross and net productive wells by area and by oil or natural gas completion as of March 31, 2015 and 2014:

	2015				2014
	Oil Wells		Natural Gas Wells		Oil Wells		Natural Gas Wells
	Gross(1)	Net(2)	Gross	Net	Gross	Net	Gross	Net
Wyoming
Big Horn Basin	6	6	-	-	-	-	-	-
Wind River Basin	5	0.39	-	-	-	-	-	-
South Central	-	-	-	-	-	-	-	-
Cole Creek	-	-	-	-	-	-	-	-
Burke Ranch	-	-	-	-	-	-	-	-
Nebraska			-	-	-	-	-	-
Sioux County	1	1	-	-	-	-	-	-
Kimball County	1.65		-	-	-	-	-	-
Utah			-	-	-	-	-	-
Covenant Mondo	-	-	-	-	-	-	-	-
Total	13	8.04	-	-	-	-	-	-

(1)    "Gross" means the total number of wells in which we have a working interest.

(2)    "Net" means the sum of the fractional working interest that we own in gross wells.

Drilling Activity

The Company's operational activities are focused on re-work of existing wells for production purposes.

During the year ended March 31, 2015, the Company recognized $1,360,119 in exploration expense to drill two wells in the Covenant Mondo project.  Both wells were dry holes.

At December 31, 2015, the Company had no wells being drilled.

c.  LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

d.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is presently traded on the over-the-counter market on the OTCQB and was traded under the symbol "RNCH" prior to November 25, 2014.  As a result of our name change in October 2014, our trading symbol changed to "TRXO."

On October 8, 2014, an amendment to the Articles of Incorporation was filed in order to authorize a reverse split of the common stock, issued and outstanding, on a one (1) new share for three hundred fifty (350) old shares basis, with fractional shares being redeemed in cash. FINRA approved the amendment, effective October 29, 2014.  The information below is presented on a post-split basis.

During the fiscal years ended March 31, 2015 and 2014 it had a trading history as follows:

	HIGH	LOW
Fiscal Year 2015
Quarter Ended:
June 30, 2014	$ 3.98	$ 1.57
September 30, 2014	$ 5.20	$ 2.13
December 31, 2014	$ 6.40	$ 2.05
March 31, 2015	$ 3.50	$ 1.54

Fiscal Year 2014
Quarter Ended:
June 30, 2013	$ 8.75	$ 3.50
September 30, 2013	$ 5.39	$ 2.975
December 31, 2013	$ 5.75	$ 2.975
March 31, 2014	$ 11.025	$ 5.60

The offering of the shares registered hereby could have a material negative effect on the market price for the stock.

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have 357 shareholders of record of our common stock.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

As of the date of this prospectus, our selling shareholders hold 1,000,000 shares, all of which may be sold pursuant to this Registration Statement.   No officers/directors own common shares being registered, though shares underlying the $0.10 options being registered are held by officers and directors.  We are also registering shares underlying Series A Preferred Shares and $3 Warrants on behalf of our director Mr. VanderPloeg.

Dividends

As of the filing of this document, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

e.  FINANCIAL STATEMENTS

The audited financial statements of T-Rex Oil, Inc. for the two-years ended March 31, 2015 and 2014 appear as pages 38 through 63.

The unaudited financial statements of T-Rex Oil, Inc. for the nine month period ended December 31, 2015 appear as pages 64 through 83.

T-REX OIL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of T-Rex Oil, Inc.:

We have audited the accompanying balance sheets of T-Rex Oil, Inc. ("the Company") as of March 31, 2015 and 2014, and the related statement of operations, stockholders' equity (deficit) and cash flow for the years ended March 31, 2015 and 2014. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T-Rex Oil, Inc., as of  March 31, 2015 and 2014 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

B F Borgers CPA PC
Denver, CO
July 14, 2015

T-Rex Oil, Inc. and Subsidiaries
(Formerly Rancher Energy Corp)

	Consolidated
	Balance Sheet	Balance Sheet
	March 31,	March 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$636,542	$165,715
Accounts receivable, trade	35,660	-
Loan to affiliate	50,000	-
Prepaids	46,938	-
Total current assets	769,140	165,715

Property and equipment
Oil and gas properties, successful efforts method of accounting
Proved	10,003,625	-
Unproved	8,087,991	19,564
Other	396,355	-
Total property and equipment	18,487,971	19,564
Less accumulated depreciation, depletion, amortization and accretion	3,000,940	-
Net property and equipment	15,487,031	19,564

Other assets
Deposits and other assets	294,715	-
Total other assets	294,715	-

Total assets	$16,550,886	$185,279

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$660,901	$19,695
Asset retirement obligations, current	163,389	-
Notes payable	1,934,953	-
Total current liabilities	2,759,243	19,695

Long-term liabilities
Asset retirement obligations, net of current	295,905	-

Total liabilities	3,055,148	19,695

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY
Preferred shares, $.001 par value, 50,000,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, $0.001 par value, 275,000,000 shares authorized;
15,295,025 and 342,465 shares issued and outstanding at
March 31, 2015 and 2014, respectively	15,295	342
Additional paid in capital	24,537,415	178,673
Accumulated deficit	(11,056,972)	(13,431)
Stockholders' equity	13,495,738	165,584

Total liabilities and stockholders' equity	$16,550,886	$185,279
The accompanying notes are an integral part of these financial statements.

T-Rex Oil, Inc. and Subsidiaries
(Formerly Rancher Energy Corp)

	Consolidated Statement of	Statement of Operations
	Operations for the Year Ended	For the Year Ended
	March 31, 2015	March 31, 2014
Operating expenses:
Lease operating expense	30,089	-
General and administrative expense	1,744,263	13,431
Exploration expense	1,444,742	-
Asset impairment	7,814,365	-
Depreciation and amortization	10,143	-
Total operating expenses	11,043,602	13,431

Loss from operations	(11,043,602)	(13,431)

Other income
Interest	61	-

Loss before income taxes	(11,043,541)	(13,431)

Income taxes	-	-

Net loss	$(11,043,541)	$(13,431)

Net loss per common share
Basic and diluted	$(3.78)	$(0.04)

Weighted average number
of common shares	2,922,235	342,465

The accompanying notes are an integral part of these financial statements.

T-Rex Oil, Inc. and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity
(Formerly Rancher Energy Corp)

	Preferred Shares		Common Shares		Additional		Total
	$.001 Par Value		$.001 Par Value		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
BALANCES, February 11, 2014	-	$-	-	$-	$-	$-	$-
Shareholders' cash contributions	-	-	-	-	175,020	-	175,020
Shareholders' cash contributions,							-
related party	-	-	-	-	285	-	285
Shareholders' non-cash contributions	-	-	-	-	845	-	845
Shareholders' non-cash contributions,							-
related party	-	-	-	-	2,865	-	2,865
Recapitalization of shares	-	-	342,465	342	(342)	-	-
Net loss for the period	-	-	-	-	-	(13,431)	(13,431)
BALANCES, March 31, 2014	-	-	342,465	342	178,673	(13,431)	165,584
Shareholders' cash contributions	-	-	-	-	2,195,700	-	2,195,700
Shareholder's non-cash contribution				-
of services	-	-	-	-	200,000	-	200,000
Shareholder's non-cash contribution
of property	-	-	-	-	50,000	-	50,000
Shareholder's non-cash contribution							-
of services, related party	-	-	-	-	750,000	-	750,000
Issuance of warrants for property	-	-	-	-	374,975	-	374,975
Issuance of warrants for property,
related party	-	-	-	-	228,000	-	228,000
Equity based compensation	-	-	-	-	19,707	-	19,707
Fair value of T-Rex Oil Inc. net assets							-
at exchange date	-	-	-	-	1,095,876	-	1,095,876
Recapitalization of shares	-	-	7,467,392	7,468	(7,468)	-	-
Sale of shares for cash at $2.50							-
per share	-	-	20,000	20	49,980	-	50,000
Issuance of shares to acquire
Western Interior Oil and Gas,
Corporation	-	-	7,465,168	7,465	19,401,972		19,409,437
Net loss for the period	-	-	-	-	-	(11,043,541)	(11,043,541)
BALANCES, March 31, 2015	-	$-	15,295,025	$15,295	$24,537,415	$(11,056,972)	$13,495,738

The accompanying notes are an integral part of these financial statements.

T-Rex Oil, Inc. and Subsidiaries (Formerly Rancher Energy Corp.)

	Consolidated Statement of	Statement of Operations
	Cash Flows for the Year Ended	For the Year Ended
	March 31, 2015	March 31, 2014
OPERATING ACTIVITIES
Net loss attributable to common stockholders	$(11,043,541)	$(13,431)
Adjustments to reconcile net loss to net cash
flows used in operating activities:
Depreciation and amortization	10,143	-
Dry hole expense	1,360,119	-
Impairment of assets	7,814,365	-
Equity based compensation	969,707	3,710
Changes in:
Accounts receivable, trade	387	-
Prepaids	15,495	-
Accounts payable and accrued liabilities	(11,626)	131

Net cash (used in) operating activities	(884,951)	(9,590)

INVESTING ACTIVITIES
Additions to oil and gas properties	(1,817,527)	-
Additions to non oil and gas properties	(42,510)	-
Acquisition of T-Rex Oil, Inc., cash acquired	966,027	-
Acquisition of Western Interior Oil and Gas	-
Corporation, cash acquired	103,771	-
Loan to affiliate	(50,000)	-
Additions to other assets	(11,586)	-

Net cash (used in) investing activities	(851,825)	-

FINANCING ACTIVITIES
Shareholders' cash contributions	2,195,700	175,305
Proceeds from notes payable, net of repayments	11,903	-

Net cash provided by financing activities	2,207,603	175,305

NET CHANGE IN CASH		165,715

CASH, Beginning	165,715	-

CASH, Ending	$636,542	$165,715

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Issuance of equity for property	$625,608	$-
Issuance of debt for property	$1,770,047	$-
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Note 1 - Organization and History

T-Rex Oil, Inc. (the "Company") was incorporated in Colorado on September 2, 2014. Rancher Energy Corp was incorporated in Nevada on February 2, 2004. Effective October 20, 2014, T-Rex Oil, Inc. and Rancher Energy Corp were merged under the laws of the State of Colorado and T-Rex Oil, Inc. became the surviving entity. Effective October 29, 2014, the Company authorized 50,000,000 shares of preferred stock in addition to its common stock and completed a reverse split of its common stock, issued and outstanding, on a one (1) new share for three hundred fifty (350) old shares basis.

The Company is currently engaged in the acquisition, exploration, and if warranted, development of oil and gas prospects in the Rocky Mountain and Mid Continent regions. Prior to August 2014, the Company had minimal operations that were focused mainly on administrative activities, the identification of potential oil and gas prospects and one prospect participation in Colorado that was rescinded in June 2014.

On December 22, 2014, the Company acquired 100% of the issued and outstanding common stock of Terex Energy Corporation ("Terex") pursuant to Exchange Agreements with the shareholders of Terex. Terex was incorporated in the State of Colorado in February 2014 and is headquartered in Broomfield, Colorado. Pursuant to the Exchange Agreements, the Company issued 7,385,700 shares of its restricted common stock for 100% of the issued and outstanding common stock of Terex. The shares were exchanged on a one for one basis. As a result, Terex has become a wholly-owned subsidiary of the Company. T-Rex Oil, Inc. is the legal acquirer and Terex is the legal acquiree. However under accounting rules, since the Company is a public company, which had nominal activity, the acquisition is treated as a recapitalization of Terex. Therefore, Terex is the accounting acquirer in the transaction since Terex's shareholders and management gained control of T-Rex Oil, Inc. and T-Rex Oil, Inc. is the accounting acquiree. On August 19, 2014, prior to entering into the Exchange Agreements, Terex had purchased 371,004 shares from the Company. After such purchase, Terex owned approximately 52% of the issued and outstanding common stock of the Company. As part of the December 22, 2014 transaction, Terex surrendered its ownership of the 371,004 shares of T-Rex Oil, Inc. common stock and as a result such shares have been canceled.

On February 24, 2015, the Company entered into a Share Exchange Agreement with Western Interior Oil & Gas Corporation, a Wyoming private oil and natural gas company ("WIOG") and the shareholders of WIOG.  Under the Share Exchange Agreement the Company exchanged 7,465,168 shares of its restricted common stock for 170,878 shares of the issued and outstanding common stock of WIOG thereby owning 83% of WIOG. The acquisition was closed on March 28, 2015 and became effective March 31, 2015. In addition, the Company agreed to appoint two nominees of WIOG to the Company's Board of Directors at a future date. On March 31, 2015, the Company entered into an amendment to the Share Exchange Agreement whereby the Company assumed certain repurchase agreements between WIOG and its dissident shareholders and as a result acquired the remaining 17% of WIOG. As part of these agreements, the Company assumed certain promissory notes issued to the dissenting shareholders in the total amount of $1,770,047 that are collateralized by WIOG assets. As a result, WIOG has become a wholly-owned subsidiary of the Company.  See Note 2 - Summary of Significant Accounting Policies - Principles of Consolidation.

As a result of these acquisitions, the Company has interests in oil and gas properties that are discussed hereafter and intends to strive to be a low cost and effective producer of hydrocarbons and to develop the business model and corporate strategy as discussed herein. The Company is focused on the acquisition, exploration, development and production of oil and natural gas.  Through acquisition the Company has acquired oil and natural gas properties located in the central and western United States, mainly the Rocky Mountain region.  Our goal is to drill and produce oil and gas cost effectively, by concentrating our efforts in proven oil rich areas where we have in-house geologic and operating experience.  The industry is going through major changes due to the drop in the global price of oil over the past 18

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

months.  Due the size and scope of expenditures of many exploration and production companies, it is no longer feasible for them to operate and they are no longer able to service the debt that was incurred to fund these operations without raising additional capital or pledging additional assets.  This and other related events have created opportunities to acquire quality production and leases at value pricing and operate them at a profit within the current pricing environment.

The Company's strategy that has grown in prominence and application with respect to petroleum is to use a development program approach. The Company describes its development plan approach as a set of techniques utilizing the injection of specific fluids such as: water, steam, natural gas, carbon dioxide, nitrogen, and various chemicals and surfactants intended to increase the amount of oil that can ultimately be extracted from any oil field. Many oil exploration and production companies are using development program approaches to maximize the potential of old oil fields.

The Company's business operations are in the development and production of oil and gas including unconventional natural gas, in the Rocky Mountain region of the continental United States; specifically in the Rocky Mountain areas of Utah, Colorado, Wyoming and Nebraska.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying balance sheet at March 31, 2014 and the statement of operations and the statement of cash flows for the year ended March 31, 2014 include only the accounts of Terex Energy Corporation. The accompanying consolidated balance sheet at March 31, 2015 include the accounts of Terex Energy Corporation, T-Rex Oil, Inc. and Western Interior Oil and Gas Corporation and the consolidated statement of operations and the consolidated statement of cash flows for the year ended March 31, 2015 include the accounts of Terex Energy Corporation and the accounts of T-Rex Oil, Inc. for the period December 23, 2014 through March 31, 2015. All intercompany balances have been eliminated during consolidation.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, oil and natural gas reserves, income taxes and the valuation allowances related to deferred tax assets, asset retirement obligations and contingencies.

Change in Accounting Principle

The Company disclosed in its unaudited financial statements for the three and six months ended September 30 2014 as filed in its Form 10Q with the Securities and Exchange Commission on November 19, 2014 that it changed its method of accounting from the successful efforts to the full cost method of accounting for its oil and natural gas operations and, as such pursuant to ASC Topic 250 and ASC Topic 932 further disclosed there was no retroactive restatement of financial statements for the relative periods as there were no oil and natural gas capitalized costs or operations incurred to date by the Company.

However, as disclosed in the Company's filing of Form 8-K with the SEC on April 1, 2015, the Company acquired 83% of the outstanding common stock of Western Interiors Oil and Gas Corporation on March 28, 2015, effective March 31, 2015, in a stock for stock Exchange Agreement. As such, WIOG is an oil and gas company that follows the successful efforts method of accounting for its oil and gas operations.

Therefore, management believes it is in the best interest of the Company that, as a result of the acquisition of WIOG, the Company changes the accounting for its

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

oil and gas operations back to the successful efforts from the full cost method of accounting. As a result of this change in accounting principle, there was no change in the carrying amount of its oil and gas properties on its balance sheet at March 31, 2014 or in its statement of operations for the year ended March 31, 2014.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits and money market funds carried at cost which approximates fair value.  The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation ("FDIC"), although such deposits are in excess of the insurance coverage.  At March 31, 2015, the Company had $100,053 of cash deposits in excess of FDIC insured limits.

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities.  Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves.  Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred.  Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities.  The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate.  A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of $10,003,625 and $0 at March 31, 2015 and 2014, respectively.

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value.  When impairment occurs, a loss is recognized.  When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the years ended March 31, 2015 and 2014, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained.  A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property.  A gain or loss is recognized for all other sales of unproved properties. There were capitalized costs of $8,010,789 and $19,564 at March 31, 2015 and 2014, respectively.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities.  Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties.  At March 31, 2015 and 2014, no capitalized developmental costs were included in WIP.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. For the years ended March 31, 2015 and 2014, the Company recorded no depreciation, depletion and amortization expense on oil and gas properties.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. There was no impairment to proved properties for the years ended March 31, 2015 and 2014.

Other Property and Equipment

Other property and equipment, such as computer hardware and software, are recorded at cost. Costs of renewals and improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from their respective accounts. Depreciation expense of other property and equipment for the years ended March 31, 2015 and 2014 was $10,143 and $0, respectively.

Asset Retirement Obligations

The Company records estimated future asset retirement obligations ("ARO") related to its oil and gas properties.  The Company records the estimated fair value of a liability for ARO in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset.  The increased carrying value is depleted using the units-of-production method, and the discounted liability is increased through accretion over the remaining life of the respective oil and gas properties.

The estimated liability is based on historical industry experience in abandoning wells, including estimated economic lives, external estimates as to the cost to abandon the wells in the future, and federal and state regulatory requirements.  The Company's liability is discounted using management's best estimate of its credit-adjusted, risk-free rate.  Revisions to the liability could occur due to changes in estimated abandonment costs, changes in well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells.

A reconciliation of the changes in the Company's liability is as follows:

	For the Years Ended
	March 31,
	2015	2014
ARO - beginning of year	$ -	$ -
Additions - acquisition of
Western Interior Oil & Gas
Corporation	459,294	-
	459,294	-

Less current portion	163,389	-
ARO - end of year	$295,905	$ -

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Revenue Recognition

The Company had no revenue from operations during the years ended March 31, 2015 and 2014, respectively.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company's assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits.  The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At March 31, 2015, there were no uncertain tax positions that required accrual.

Business Combination

The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. The guidance requires consideration given, including contingent consideration, assets acquired and liabilities assumed to be valued at their fair values at the date of acquisition. The guidance further provides that acquisition costs will generally be expenses as incurred and changes in deferred tax asset valuations and income tax uncertainties after the acquisition date generally will affect income tax expense.

ASC 805 requires that any excess of purchase price over the fair value of assets acquired, including identifiable intangibles and liabilities assumed be recognized as goodwill and any excess of fair value of acquired net assets, including identifiable intangible assets over the acquisition consideration results in a gain from bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether ass acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired and liabilities assumed have been properly valued.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment.  This impairment test is calculated at the reporting unit level.  The goodwill impairment test has two steps.  The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill.  If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary.  If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount.  If the implied goodwill is less than the carrying amount, a write-down is recorded.  Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.  See Note 3 - Fair Value Measurement.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period.

Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company's potentially dilutive securities consist of in-the-money outstanding options and warrants to purchase the Company's common stock. Diluted net loss per common share does not give effect to dilutive securities as their effect would be anti-dilutive.

The treasury stock method is used to measure the dilutive impact of stock options and warrants. The following table details the weighted-average dilutive and anti-dilutive securities related to stock options and warrants for the periods presented:

	For the Years Ended
	March 31,
	2015	2014
Dilutive	-	-
Anti Dilutive	1,389,546	-

Equity Based Payments

The Company recognizes compensation cost for equity based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period. See Note 8 - Equity Based Payments.

Major Customers

The Company has no operations during the years ended March 31, 2015 and 2014 and as a result there are no customers or billings.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. From its incorporation on February 11, 2014 through March 31, 2015, the Company has not been involved in any unconsolidated SPE transactions.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. This standard update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities, and as a result removes all incremental financial reporting requirements. This standard update also eliminates an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of the investment equity that is at risk. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2016, and interim reporting periods beginning after December 15, 2017. Entities are allowed to apply the guidance early for any annual reporting period or interim period for which the entity's financial statements have not yet been issued or made available for issuance. The Company adopted these standards and they did not have a material impact on the Company's consolidated financial statements.

In August 2014, the FASB issued Update No. 2014-15 - Presentation of Financial Statements - Going Concern that requires management to evaluate whether there are conditions or events that raise substantial doubt about an entity's ability to continue as a going concern within one year after the date that the entity's financial statements are issued, or within one year after the date that the entity's financial statements are available to be issued, and to provide disclosures when certain criteria are met. This guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is currently evaluating the provisions of this guidance and assessing its impact, but does not currently believe it will have a material effect on the Company's financial statements or disclosures.

There were other accounting standards and interpretations issued during the year ended March 31, 2015, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

Note 3 - Going Concern and Managements' Plan

The Company's consolidated financial statements for the years ended March 31, 2015 and 2014 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company reported a net loss of $11,043,541 and $13,431 for the years ended March 31, 2015 and 2014, respectively, and an accumulated deficit of $11,056,792 as of March 31, 2015.  At March 31, 2015, the Company had a working capital deficit of $(1,990,103).

The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  Management

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Note 4 - Fair Value Measurements

The Company applies the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of proved oil and gas properties and other long-lived assets and AROs initially measured at fair value. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of the Company. Unobservable input are inputs that reflect the Company's assumptions of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. The Company's policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

            Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following table presents the Company's non-financial assets and liabilities that were measured at fair value on a non-recurring basis during the year ended March 31, 2015 by level within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Assets
Goodwill	$ -	$ -	$ -	$ -
Other property and equipment	$ -	$ 22,632	$ -	$ 22,632

Effective March 31, 2015, the Company acquired Western Oil and Gas Corporation and as a result realized goodwill in the amount of $7,780,336. Thus, due to the significance of this event, goodwill was tested under ASC 360 as to its recoverability. Therefore, goodwill is recorded at fair value if impairment is required under the accounting guidance. The Company uses Level 2 inputs and the income valuation techniques of undiscounted oil and gas future net cash flows to measure the fair value of goodwill and thus the model forecast using standard pricing as defined by the Securities and Exchange Commission by the independent engineers of

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Netherland, Sewell & Associates, Inc. As such, the Company's goodwill was fully impaired during the year ended March 31, 2015 in the amount of $7,780,336 and reported in the consolidated statement of operations.

Fair value in the initial recognition of other equipment is determined based on the quoted fair value of the vehicle using inputs from valuation techniques used by industry participants. Accordingly, the fair value is based on observable pricing inputs and is considered a Level 2 value measurement. Therefore, the Company's other equipment was written down to its fair value of $22,632 and an impairment during the year ended March 31, 2015 in the amount of $27,368 was reported in the consolidated statement of operations.

Note 5 - Significant Acquisition

Effective March 31, 2015, the Company acquired 100% of the issued and outstanding stock of Western Interior Oil and Gas Corporation. WIOG is a Wyoming private oil and natural gas company. As a result of the acquisition, the Company has expanded its oil and natural gas reserves. The acquisition was accounted for using the acquisition method in accordance with ASC 805.

The following table presents the allocation of the consideration given to the assets acquired and liabilities assumed, based on their fair values at March 31, 2015:

Consideration Given
T-Rex shares issued to WIOG shareholders	7,465,168
Fair value of T-Rex shares at date of acquisition	$ 2.60	$19,409,437

Promissory notes issued to WIOG shareholders		1,770,047

Total purchase price		$21,179,484

Allocation of Consideration Given
Current assets	$ 154,695
Oil and gas properties
Proved	8,458,250
Unproved	5,585,583
Other property and equipment	242,837
Goodwill	7,780,336
Other assets	183,129

Total assets		$22,404,830

Current liabilities	929,441
Long-term liabilities	295,905

Total liabilities		1,225,346

Net assets acquired		$21,179,484

Goodwill associated with the above transaction has been impaired. See Note 4 - Fair Value

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Measurements.

The unaudited pro forma condensed combined results of operations are presented below as though the acquisition of Western Interior Oil and Gas Corporation occurred on April 1, 2014.

	Revenue	Net Loss
Year ended March 31, 2015 - as reported	$ -	$11,043,541

Year ended March 31, 2015 - pro forma	$895,182	$14,285,867

Note 6 - Debt

Promissory Notes

The Company at March 31, 2015 assumed five promissory notes in the amount of $1,770,047 as part of agreements relative to the repurchase of 33,085 shares of WIOG common stock owned by dissident shareholders and these notes are collateralized by securities interests in and assignment of production payments of certain oil and properties of WIOG. The notes are repaid at the rate of $349,650 per month beginning May 15, 2015 including interest at the rate of 3.5% per month.

Line-of-Credit

The Company has a line-of-credit with a bank in the amount of $350,000 collateralized by certain oil and gas properties of the Company. The line-of-credit was to mature in May 2015 but has been extended. Annual interest is at prime plus 2.50% with a floor of 7%). The Company owes $144,275 at March 31, 2015.

Installment Notes

The Company in November 2014 borrowed $17,228 from unrelated parties to finance their insurance policies. The unsecured notes are repaid at $2,797 per month including interest at the rate of 5.81% per annum. The Company owes $20,630 at March 31, 2015.

Note 7 - Stockholders' Equity

The Company's capital stock at March 31, 2015 consists of 325,000,000 authorized shares of which 50,000,000 shares are $0.001 par value preferred stock and 275,000,000 shares are $0.001 par value common stock.

Preferred Shares

At March 31, 2015, there are no shares of preferred stock issued and outstanding.

Common Shares

At March 31, 2015 and 2014, a total of 15,295,025 and 342,465 shares of common stock were issued and outstanding, respectively.

During the year ended March 31, 2015, the Company issued 7,385,700 shares of its restricted common stock to the shareholders of Terex as part of an Exchange

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Agreement. See Note 1 - Organization and History. In addition, the Company issued 81,692 shares as part of the recapitalization of the Company. Also, the Company issued 7,465,168 shares of its restricted common stock valued at $19,409,437 to the shareholders of Western Interior Oil and Gas Corporation as part of an acquisition. See Note 4 - Significant Acquisition. Further, the Company sold 20,000 shares of its restricted common stock as part of a private placement for $50,000 in cash or $2.50 per share.

Additional Paid-in Capital

During the year ended March 31, 2015, shareholders of Terex as part of a private placement contributed cash in the amount of $2,195,700 in exchange for 2,195,700 shares of Terex restricted common stock valued at $1.00 per share. In addition, shareholders of Terex contributed services valued at $950,000 in exchange for 950,000 shares of Terex restricted common stock that were expensed including 750,000 shares to a related party. See Note 10 - Related Party Transactions.

Further, Terex received property valued at $50,000 in exchange for 50,000 shares of Terex restricted common stock that was capitalized under other property and equipment.

During the year ended March 31, 2015, the Company realized additional paid in capital relative to the fair value of equity based payments in the amount of $394,682 of which $19,707 was expensed and $374,975 was capitalized as well as $150,978 from a transaction with a related party. See Note 8 - Equity Based Payments.

During the period February 11, 2014 (inception) through March 31, 2014, as part of a private placement shareholders of Terex contributed cash in the amount of $175,020 in exchange for 175,020 shares of Terex restricted common stock valued at $1.00 per share and shareholders performed services in the amount of $845 in exchange for 845,000 shares of Terex restricted common stock valued at $0.001 per share. In addition, officers and directors of Terex contributed cash in the amount of $2,865 in exchange for 2,865,000 shares of Terex restricted common stock valued at $0.001 per share as well as performed services in the amount of $285 in exchange for 285,000 shares of Terex restricted common stock valued at $0.001 per share.

Note 8 - Income Taxes

The effective income tax rate for the years ended March 31, 2015 and 2014 differs from the U.S. Federal statutory rate due to the following:

	2015	2014
Federal statutory income tax rate	$ 3,865,000	$ 4,600
State income taxes, net of federal benefit	332,000	400
Permanent items	(2,960,000)	-
Change in valuation allowance	(1,237,000)	(5,000)
	$ -	$ -

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

The components of the deferred tax assets and liabilities at March 31, 2015 and 2014 are as follows:

	2015	2014
Long-term deferred tax assets:
Federal net operating loss carryforwards	$ 870,000	$ 5,000
Equity based compensation	368,000	-
Long-term deferred tax liabilities:
Property, plant and equipment	4,000	-
Valuation allowance	(1,242,000)	(5,000)
Net long-term deferred tax assets	$ -	$ -

For Income tax Return Purposes Only

On August 19, 2014, Terex Energy Corporation acquired 52% of the outstanding common stock of T-Rex Oil Inc. and thus T-Rex had a change of control event under IRC section 382, which will limit T-Rex's ability to utilize its deferred tax assets, including net operating loss carryforwards, to offset future taxable income. T-Rex has net operating loss carryforwards of approximately $42,000,000 which will begin to expire in 2024.

On December 22, 2014, T-Rex acquired 100% of the outstanding common stock of Terex and Terex did not have a change of control event under IRC section 382. Terex has net operating loss carryforwards of approximately $425,000 which will begin to expire in 2034.

The tax years that remain open to examination by the IRS are years 2011 through 2014. Due to the Company's net operating loss carryforwards, the IRS may also adjust the amount of loss realizable under examination back to the year 2007.

Note 9 - Equity Based Payments

The Company accounts for equity based payment accruals under authoritative guidance as set forth in the Topics of the ASC. The guidance requires all equity based payments to employees and non-employees, including grants of employee and non-employee stock options and warrants, to be recognized in the consolidated financial statements based at their fair values.

The Black-Scholes option-pricing model is used to estimate the option and warrant fair values. The option-pricing model requires a number of assumptions, of which the most significant are the stock price at the valuation date that ranged from $0.01 to $3.50 per share as well as the following assumptions:

Volatility                                            88.553% - 123.600%

Expected Option/Warrant Term         3 years

Risk-free interest rate                          .12% - .25%

Expected dividend yield                      0.00%

The expected term of the options and warrants granted were estimated to be the contractual term. The expected volatility was based on an average of the volatility disclosed based upon comparable companies who had similar expected option and warrant terms. The risk-free rate was based on the one-year U.S. Treasury bond rate.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

2014 Stock Incentive Plan

Effective October 1, 2014, the Company's 2014 Stock Option and Award Plan (the "2014 Stock Incentive Plan") was approved by its Board of Directors. Under the 2014 Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to the Company or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 2 million shares of the Company's common stock are subject to the 2014 Stock Incentive Plan. The shares issued for the 2014 Stock Incentive Plan may be either treasury or authorized and unissued shares. During the year ended March 31, 2015, the Company granted 35,000 options under the 2014 Stock Incentive Plan and no options expired or were exercised.

The following table summarizes the non-qualified stock option and warrant activity for the years ended March 31, 2015 and 2014:

	2015		2014
	Number of		Number of
	Options/	Weighted Average	Options/	Weighted Average
	Warrants	Exercise Price	Warrants	Exercise Price
Outstanding at
beginning of year
Options	28,571	$0.010	28,571	$0.035
Warrants	-	$0.000	-	$-

Granted
Options	935,000	$0.100	28,571	$0.010
Warrants	942,858	$0.800	-	$-

Exercised
Options	-	$-	-	$-
Warrants	-	$-	-	-
				$
Cancelled
Options	(28,571)	$0.010	(28,571)	$0.035
Warrants	-	$-	-	$-

Outstanding at March 31,
Options	935,000	$0.100	28,571	$0.010
Warrants	942,858	$0.800	-	$-

Exercisable at March 31,
Options	907,917	$0.100	28,571	$0.010
Warrants	942,858	$0.800	-	$-

Weighted average
remaining contractual		Aggregate		Aggregate
life	Life	Intrinsic Value	Life	Intrinsic Value
Options	2.68	$2,258,200	9.97	$147,783
Warrants	2.82	$1,668,000	-	$-

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

The aggregate intrinsic value of outstanding securities is the amount by which the fair value of underlying (common) shares exceeds the amount paid for and the exercise price of the options and warrants issued and outstanding.

Note 10 - Commitments and Contingencies

Operating Lease

The Company leases an office space in Colorado at the rate of $4,572 per month and the lease expires in August 2017. Total rent expense under this lease for the year ended March 31, 2015 is $37,614.

The following is a schedule of minimum future rental annual payments under the operating lease for the stated fiscal year ends:

Amount
3/31/16	$55,283
3/31/17	55,667
3/31/18	18,647
$129,597

Employment Agreement

The Company's subsidiary, Terex, entered into a three year employment agreement in August 2014with the Company's Chief Executive Officer and President to serve as its Chief Executive Officer and President that includes compensation of a base salary of $204,000 per year under certain terms and conditions along with an auto allowance of $600 per month.

Consulting Agreement

The Company entered into a three year agreement effective September 1, 2014 with a consultant to perform services at the base rate of $150,000 per year under certain terms and conditions including with an auto allowance of $600 per month. In addition, the consultant has been granted cashless options to acquire up to 500,000 shares of Terex's common stock at an option price of $0.10 per share for a period of three years from April 1, 2014. The options vest ratably over the year ending March 31, 2015. See Note 5 - Equity Based Payments.

Note 11 - Related Party Transactions

Equity for Services

During the period February 11, 2014 (inception) through March 31, 2014, shareholders of Terex that are officers and directors of the Company contributed cash in the amount of $285 in exchange for 285,000 shares of Terex restricted common stock valued at $0.001 per share. In addition, these same shareholders of Terex during the period February 11, 2014 (inception) through March 31, 2014 contributed services valued at $2,865 that were expensed in exchange for 2,865,000 shares of Terex restricted common stock valued at $0.001 per share.

On April 1, 2014, an officer and director of the Company was granted options to acquire 100,000 shares of Terex restricted common stock in exchange for services valued at $115 or $0.0015 per share.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

On August 25, 2014 a shareholder of Terex that is a director of the Company contributed services valued at $750,000 that were expensed in exchange for 750,000 shares of Terex restricted common stock valued at $1.00 per share.

During September 2014, an officer of the Company and a related party sold unproved oil and gas property to the Company in exchange for $50,000 in cash and warrants to acquire 400,000 shares of the Terex restricted common stock that was recorded by the Company at the historical cost basis to the officer and related party or $150,798.

Consulting Services

During the year ended March 31, 2015, the Company paid its officers and directors $193,149 in fees that were expensed.

Consulting Services

During the year ended March 31, 2015, the Company paid its officers and directors $193,149 in fees that were expensed.

T-Rex Oil LLC #1

The Company is the Manager of T-Rex Oil LLC #1 that was formed during December of 2014 for the purpose of drilling and producing oil and gas wells. During the year ended March 31, 2015, the Company loaned the LLC $50,000 and at March 31, 2015 the Company is owed $50,000.

Note 12 - Subsequent Events

In April 2015, the Company took receipt of a Subscription Agreement to sell up to 2,500,000 shares of its restricted common stock pursuant to Regulation S of the Securities Act in exchange for funds total $6,020,000.  At June 30, 2014, a total of $800,000 had been received under such Subscription Agreement for a total of 372,094 shares of restricted common stock.

Note 13 - Supplemental Oil And Gas Disclosure (Unaudited)

Estimated Net Quantities Of Oil And Gas Reserves (Unaudited)

There are numerous uncertainties inherent in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered.

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

The area of the reservoir considered as proved includes all of the following: (a) the area identified by drilling and limited by fluid contacts, if any, and (b) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establish a lower contact with reasonable certainty.

Reserves that can be produced economically through application of improved recovery techniques (including but not limited to, fluid injection) are included in the proved classification when both of the following occur: (a) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir of an analogous reservoir, or other evidence of reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based, and (b) the project has been approved for development by all necessary parties and entities, including governmental entities.

Existing economic conditions include prices and costs at which economic productivity from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved developed oil and gas reserves are proved reserves that can be expected to be recovered: (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the costs of a new well; and (ii) through installed extraction equipment and infrastructure operational at the time of the reserve estimate if the extraction is by means not involving a well.

Proved undeveloped oil and gas reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic productivity at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

"Prepared" reserves are those quantities of reserves which were prepared by an independent petroleum consultant. "Audited" reserves are those quantities of revenues which were estimated by the Company's employees and audited by an independent petroleum consultant. An audit is an examination of a company's proved oil and gas reserves and net cash flow by an independent petroleum consultant that is conducted for the purpose of expressing an opinion as to whether such estimates, in aggregate, are reasonable and have been determined using methods and procedures widely accepted within the industry and in accordance with SEC rules.

Estimates of the Company's crude oil and natural gas reserves and present values at March 31, 2015 were prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Oil And Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at March 31, 2015.  The Company did not own any properties during the year ended March 31, 2014.

Net Proved Developed And Undeveloped Oil Reserves - (UNAUDITED):

Natural
	Oil	Gas
	(MBbls)	(MMcf)

Estimated proved reserves
at April 1, 2014	-	-
Purchase of proved reserves [1]	488	-
Extensions and discoveries	-	-
Production	-	-
Disposition of properties	-	-

Estimated proved reserves
at March 31, 2015	488	-

 Net Proved Oil And Gas Reserves Consisted Of The Following At March 31, 2015:

Oil (MBbls)
Proved developed reserves:
March 31, 2015	104

Proved undeveloped reserves:
March 31, 2015	384

Base pricing, before adjustments
for contractual differentials:	$/bbl WTI posted
March 31, 2015	$79.21

[1] The Company purchased Western Interior Oil and Gas Corporation at March 31, 2015.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Results Of Operations For Oil And Gas Producing Activities For The Years Ended March 31, 2015 and 2014:

During the year ended March 31, 2014, the Company did not own any oil and gas properties and did not have any results of operations from such activities.

Year Ended
March 31,
2015
(unaudited)
Revenue	$ -
Expenses:
Production costs	30,089
Depreciation and depletion	-
Exploration	1,444,742
Impaired properties	6,681

Results of operations of oil and gas producing activities	$ (1,481,512)

Cost Incurred For Oil And Gas Property Acquisition, Exploration And Development Activities

	For the Years Ended
	March 31,
	2015	2014
	(unaudited)	(unaudited)
Property acquisition:
Proved	$ 10,003,625	$ -
Unproved	8,042,728	19,564
Exploration	1,444,742	-
Development	45,263	-

Total costs incurred	$ 19,536,358	$ 19,564

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

 Aggregate Capitalized Costs

Capitalized costs relating to oil and gas activities for the years ended March 31, 2015 and 2014 are as follows:

March 31,
	2015	2014
	(unaudited)	(unaudited)

Proved	$ 10,003,625	$ -
Unproved	8,068,427	19,564

Total capitalized costs	$ 18,072,052	$ 19,564

Accumulated depreciation and depletion	$ 2,912,155	-

Net capitalized costs	$ 15,159,897	$ 19,564

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to total proved reserves is summarized below. The price used to estimate the reserves is held constant over the life of the reserve. Future production and development costs are derived based on current costs assuming continuation of existing economic conditions.

The discounted future net cash flows related to total proved oil and gas reserves at March 31, 2015:

March 31, 2015
Future cash inflows	$ 31.61
Less future costs:
Production	15.94
Development and abandonment	6.67
Income taxes [1]	-
Future net cash flows	9.00
10% discount factor	(6.58)
Standardized measure of discounted
future net cash flows	$ 2.42

[1] No income tax provision is included in the standardized measure calculation shown above as the  Company does not project to be taxable or pay cash income taxes based on its available tax assets and   tax assets generated in the development of its reserves because the tax basis of its oil and gas properties and NOL carryforwards exceed the amount of discounted future net earnings.

T-REX OIL, INC. AND SUBSIDIARIES

(Formerly Rancher Energy Corp)

Notes To The Consolidated Financial Statements

March 31, 2015 And 2014

Changes in Discounted Future Net Cash Flows

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows for total proved reserves during the year ended March 31, 2015 (in thousands):

March 31, 2015
Beginning of the period	$ -
Purchase of reserves	2.42
Changes in costs and prices	-
Extension and discoveries	-
Sales of oil and natural gas produced
during the period, net of production costs	-
Timing and other considerations	-

End of period	$ 2.42

T-REX OIL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER  31, 2015

(UNAUDITED)

T-Rex Oil, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	March 31,
	2015	2015
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$359,791	$636,542
Accounts receivable, trade	17,481	35,660
Loan to affiliate	28,000	50,000
Prepaids	35,280	46,938
Total current assets	440,552	769,140

Property and equipment
Oil and gas properties, successful efforts method of accounting
Proved	9,370,226	10,003,625
Unproved	7,859,844	8,087,991
Other	396,236	396,355
Total property and equipment	17,626,306	18,487,971
Less accumulated depreciation, depletion, amortization and accretion	3,513,225	3,000,940
Net property and equipment	14,113,081	15,487,031

Other assets
Deposits and other assets	275,620	294,715
Total other assets	275,620	294,715

Total assets	$14,829,253	$16,550,886

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$545,477	$660,901
Asset retirement obligations, current	173,878	163,389
Notes payable	722,065	1,934,953
Total current liabilities	1,441,420	2,759,243

Long-term liabilities
Asset retirement obligations, net of current	294,132	295,905

Total liabilities	1,735,552	3,055,148

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY
Preferred shares, $.001 par value, 50,000,000 shares authorized;
275,000 and 0 shares issued and outstanding at December 31 2015	275	-
and March 31, 2015, respectively
Common shares, $0.001 par value, 275,000,000 shares authorized;
15,978,075 and 15,295,025 shares issued and outstanding at
December 31, 2015 and March 31,2015, respectively	15,978	15,295
Additional paid in capital	27,129,525	24,537,415
Subscription receivable	(53,038)	-
Preferred stock subscribed	53,038	-
Accumulated deficit	(14,052,077)	(11,056,972)
Stockholders' equity	13,093,701	13,495,738

Total liabilities and stockholders' equity	$14,829,253	$16,550,886

The accompanying notes are an integral part of these financial statements.

T-Rex Oil, Inc. and Subsidiaries

Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,
	2015	2014
Revenues
Oil and gas sales	$102,612	$-
Total revenues	102,612	-

Operating expenses:
Lease operating expense	143,356	-
Production taxes	50,025	-
General and administrative expense	1,124,821	200,835
Explorations expense	(18,842)	26,031
Depreciation, depletion, amortization and accretion	297,367	2,452
Total operating expenses	1,596,727	229,318

Loss from operations	1,494,115	229,318

Other income (expense)
Interest expense	(10,364)	-
Interest income	74	-

Total other income (expense)	(10,290)	-

Loss before income taxes	(1,504,405)	(229,318)

Income taxes	-	-

Net loss	(1,504,405)	(229,318)

Net loss per common share
Basic and diluted	$(0.09)	$(0.12)

Weighted average number
of common shares	15,942,466	1,870,488

The accompanying notes are an integral part of these financial statements.

T-Rex Oil, Inc. and Subsidiaries
(Formerly Rancher Energy Corp)
Consolidated Statements of Operations
(Unaudited)

	For the Nine Months Ended December 31,
	2015	2014
Revenues
Oil and gas sales	$390,705	$-
Total revenues	390,705	-

Operating expenses:
Lease operating expense	280,654	-
Production taxes	98,640	-
General and administrative expense	2,267,604	1,398,949
Asset impairment	-	27,368
Exploration expense	(59,464)	91,898
Depreciation, depletion, amortization and accretion	762,948	3,719
Total operating expenses	3,350,382	1,521,934

Loss from operations	2,959,677	1,521,934

Other income (expense)
Interest expense	(79,739)	-
Gain on disposition of assets	44,100	-
Interest income	211	-

Total other income (expense)	(35,428)	-

Loss before income taxes	(2,995,105)	(1,521,934)

Income taxes	-	-

Net loss	(2,995,105)	(1,521,934)

Net loss per common share
Basic and diluted	$(0.19)	$(1.66)

Weighted average number
of common shares	15,702,037	914,368

The accompanying notes are an integral part of these financial statements.

T-Rex Oil, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net loss attributable to common stockholders	$(2,995,105)	$(1,521,934)
Adjustments to reconcile net loss to net cash
flows used in operating activities:
Depreciation, depletion, amortization and accretion	762,948	3,719
Impairment of asset	-	27,368
Shareholder's non-cash contribution	-	200,000
Shareholder's non-cash contribution, related party	-	750,000
Gain on disposition of assets	(44,100)	-
Equity based compensation	650,568	173
Changes in:
Accounts receivable, trade	18,179	-
Prepaids	11,658	4,932
Accounts payable and accrued liabilities	(69,627)	18,354
Net cash (used in) operating activities	(1,665,479)	(517,388)
INVESTING ACTIVITIES
Additions to oil and gas properties	(171,192)	(1,663,575)
Additions to non oil and gas properties	(9,539)	(9,103)
Loans to affiliates, net of repayments	22,000	-
Acquisition of Rancher Energy Corp, cash acquired	-	905,171
Proceeds from sale of mineral interest	30,000	-
Additions to other assets	39,132	(11,585)
Net cash (used in) investing activities	(89,599)	(779,092)
FINANCING ACTIVITIES
Shareholders' cash contributions	-	2,195,700
Sale of shares and warrants	1,922,500	-
Repayment of notes payable	(444,173)	-
Net cash provided by financing activities	1,478,327	2,195,700
NET CHANGE IN CASH	(276,751)	899,220
CASH, Beginning	636,542	165,715
CASH, Ending	$359,791	$1,064,935
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Issuance of shares for property	$-	$95,740
Issuance of shares for debt	$20,000	$-
Transfer of property for debt	$393,795	$-
Subscription receivable	$53,038	$-
Interest paid	$71,170	$-
Income taxes paid	$-	$-
The accompanying notes are an integral part of these financial statements.

T-Rex Oil, Inc. and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity

(Unaudited)

	Preferred Shares		Common Shares			Preferred	Additional		Total
	$.001 Par Value		$.001 Par Value		Subscription	Stock	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Receivable	Subscribed	Capital	(Deficit)	Equity
BALANCES, April 1, 2015	-	$-	15,295,025	$15,295	$-	$-	$24,537,415	$(11,056,972)	$13,495,738
Sale of shares for cash at $2.15 per share	-	-	664,590	664	-	-	1,344,336	-	1,345,000
Sale of shares for cash at $2.50 per share	-	-	11,000	11	-	-	27,489	-	27,500
Sale of shares for cash at $1.57 per share	275,000	275	-	-	-	-	431,625	-	431,900
Sale of warrants for cash at $0.43 per warrant	-	-	-	-	-	-	118,100	-	118,100
Preferred stock subscribed	-	-	-	-	(53,038)	53,038	-	-	-
Issuance of shares for debt	-	-	8,000	8	-	-	19,992	-	20,000
Equity based compensation	-	-	-	-	-	-	650,568	-	650,568
Net loss for the period	-	-	-	-	-	-	-	(2,995,105)	(2,995,105)
BALANCES, December 31, 2015	275,000	$275	15,978,615	$15,978	$(53,038)	$53,038	$27,129,525	$(14,052,077)	$13,093,701

The accompanying notes are an integral part of these financial statements.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

Note 1 - Organization and History

T-Rex Oil, Inc. (the "Company") was incorporated in Colorado on September 2, 2014. Rancher Energy Corp was incorporated in Nevada on February 2, 2004. Effective October 20, 2014, T-Rex Oil, Inc. and Rancher Energy Corp were merged under the laws of the State of Colorado and T-Rex Oil, Inc. became the surviving entity. Effective October 29, 2014, the Company authorized 50,000,000 shares of preferred stock in addition to its common stock and completed a reverse split of its common stock, issued and outstanding, on a one (1) new share for three hundred fifty (350) old shares basis.

The Company is currently engaged in the acquisition, exploration, and if warranted, development of oil and gas prospects in the Rocky Mountain and Mid Continent regions. Prior to August 2014, the Company had minimal operations that were focused mainly on administrative activities, the identification of potential oil and gas prospects and one prospect participation in Colorado that was rescinded in June 2014.

On December 22, 2014, the Company acquired 100% of the issued and outstanding common stock of Terex Energy Corporation ("Terex") pursuant to Exchange Agreements with the shareholders of Terex. Terex was incorporated in the State of Colorado in February 2014 and is headquartered in Broomfield, Colorado. Pursuant to the Exchange Agreements, the Company issued 7,385,700 shares of its restricted common stock for 100% of the issued and outstanding common stock of Terex. The shares were exchanged on a one for one basis. As a result, Terex has become a wholly-owned subsidiary of the Company. T-Rex Oil, Inc. is the legal acquirer and Terex is the legal acquiree. However under accounting rules, since the Company is a public company, which had nominal activity, the acquisition is treated as a recapitalization of Terex. Therefore, Terex is the accounting acquirer in the transaction since Terex's shareholders and management gained control of T-Rex Oil, Inc. and T-Rex Oil, Inc. is the accounting acquiree. On August 19, 2014, prior to entering into the Exchange Agreements, Terex had purchased 371,004 shares from the Company. After such purchase, Terex owned approximately 52% of the issued and outstanding common stock of the Company. As part of the December 22, 2014 transaction, Terex surrendered its ownership of the 371,004 shares of T-Rex Oil, Inc. common stock and as a result such shares have been canceled.

On February 24, 2015, the Company entered into a Share Exchange Agreement with Western Interior Oil & Gas Corporation, a Wyoming private oil and natural gas company ("Western Interior") and the shareholders of Western Interior.  Under the Share Exchange Agreement the Company exchanged 7,465,168 shares of its restricted common stock for 170,878 shares of the issued and outstanding common stock of Western Interior thereby owning 83% of Western Interior. The acquisition was closed on March 27, 2014 and became effective March 31, 2015. In addition, the Company agreed to appoint two nominees of Western Interior to the Company's Board of Directors at a future date. On March 31, 2015, the Company entered into an amendment to the Share Exchange Agreement whereby the Company assumed certain repurchase agreements between Schwaben Kapital GmbH, Western Interior and its dissident shareholders and as a result acquired the remaining 17% of Western Interior. As part of these agreements, the Company assumed certain promissory notes issued to the dissenting shareholders in the total amount of $1,770,047 that are secured by Western Interior assets. As a result, Western Interior has become a wholly-owned subsidiary of the Company.

As a result of these acquisitions, the Company has interests in oil and gas properties that are discussed hereafter and intends to strive to be a low cost and effective producer of hydrocarbons and to develop the business model and corporate strategy as discussed herein. The Company is focused on the acquisition, exploration, development and production of oil and natural gas.  Through acquisition the Company has acquired oil and natural gas properties located in the central and western United States, mainly the Rocky Mountain region.  Our goal is to drill and produce oil and gas cost effectively, by concentrating our efforts in proven oil rich areas where we have in-house geologic and operating experience.  The industry is going through major changes due to the drop in the global price of oil over the past 18 months.  Due the size and scope of expenditures of many exploration and production companies, it is no longer feasible for them to operate and they are no longer able to service the debt that was incurred to fund these operations without raising additional capital or pledging additional assets.  This and other related events have created opportunities to acquire quality production and leases at value pricing and operate them at a profit within the current pricing environment.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

The Company's strategy that has grown in prominence and application with respect to petroleum is to use a development program approach. The Company describes its development plan approach as a set of techniques utilizing the injection of specific fluids such as: water, steam, natural gas, carbon dioxide, nitrogen, and various chemicals and surfactants intended to increase the amount of oil that can ultimately be extracted from any oil field. Many oil exploration and production companies are using development program approaches to maximize the potential of old oil fields.

The Company's business operations are in the development and production of oil and gas including unconventional natural gas, in the Rocky Mountain region of the continental United States; specifically in the Rocky Mountain areas of Utah, Colorado, Wyoming and Nebraska.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated statements of operations for the three and nine months ended December 31, 2014 and the consolidated statement of cash flows for the nine months ended December 31, 2014 includes only the accounts of Terex Energy Corporation for the period through December 22, 2014. The accompanying consolidated balance sheets at December 31, 2015 and March 31, 2015 and the consolidated statements of operations for the three and nine months ended December 31, 2015 and the consolidated statement of cash flows for the nine months ended December 31, 2015 include the accounts of Terex Energy Corporation, T-Rex Oil, Inc. and Western Interior Oil and Gas Corporation. All intercompany balances have been eliminated during consolidation.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, oil and natural gas reserves, income taxes and the valuation allowances related to deferred tax assets, asset retirement obligations and contingencies.

Change in Accounting Principle

The Company disclosed in its unaudited financial statements for the three and six months ended September 30 2014 as filed in its Form 10Q with the Securities and Exchange Commission on November 19, 2014 that it changed its method of accounting from the successful efforts to the full cost method of accounting for its oil and natural gas operations and, as such pursuant to ASC Topic 250 and ASC Topic 932 further disclosed there was no retroactive restatement of financial statements for the relative periods as there were no oil and natural gas capitalized costs or operations incurred to date by the Company.

However, as disclosed in the Company's filing of Form 8-K with the SEC on April 1, 2015, the Company acquired 83% of the outstanding common stock of Western Interiors Oil and Gas Corporation on March 28, 2015, effective March 31, 2015, in a stock for stock Exchange Agreement. As such, Western Interior is an oil and gas company that follows the successful efforts method of accounting for its oil and gas operations.

Therefore, management believes it is in the best interest of the Company that, as a result of the acquisition of Western Interior, the Company changes the accounting for its oil and gas operations back to the successful efforts from the full cost method of accounting. As a result of this change in accounting principle, there was no change in the carrying amount of its oil and gas properties on its balance sheet at March 31, 2014 or in its statement of operations for the year ended March 31, 2014.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits and money market funds carried at cost which approximates fair value.  The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation ("FDIC"), although such deposits are in excess of the insurance coverage.  At December 31, 2015, the Company had $109,791 of cash deposits in excess of FDIC insured limits.

Concentration of Credit Risk

The Company's producing properties are primarily located in Wyoming and the oil and gas production is sold to various purchasers based on market index prices. The risk of non-payment by these purchasers is considered minimal and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of the primary purchasers.

During the three and nine months ended December 31, 2015, one purchaser accounted for 83.9% and 74.9% of total revenues, respectively.

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities.  Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves.  Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred.  Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities.  The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate.  A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of $9,370,226 and $10,003,625 at December 31, 2015 and March 31, 2015, respectively.

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value.  When impairment occurs, a loss is recognized.  When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the three and nine months ended December 31, 2015 and 2014, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained.  A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property.  A gain or loss is recognized for all other sales of unproved properties. There were capitalized costs of $7,859,844 and $8,087,991 at December 31, 2015 and March 31, 2015, respectively.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities.  Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties. There were no capitalized developmental costs included in WIP at December 31, 2015 and March 31, 2015, respectively.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. Depreciation, depletion and amortization expense on oil and gas properties were recorded in the amount of $279,945 and $0 for the three months ended December 31, 2015 and 2014, respectively and $709,844 and $0 for the nine months ended December 31, 2015 and 2014, respectively.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. There was no impairment to proved properties for the three and nine months ended December 31, 2015 and 2014, respectively.

Other Property and Equipment

Other property and equipment, such as computer hardware and software, are recorded at cost. Costs of renewals and improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from their respective accounts. Depreciation expense of other property and equipment was $9,404 and $2,452 for the three months ended December 31, 2015 and 2014, respectively and $29,197 and $3,719 for the nine months ended December 31, 2015 and 2014, respectively.

Asset Retirement Obligations

The Company records estimated future asset retirement obligations ("ARO") related to its oil and gas properties.  The Company records the estimated fair value of a liability for ARO in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset.  The increased carrying value is depleted using the units-of-production method, and the discounted liability is increased through accretion over the remaining life of the respective oil and gas properties.

The estimated liability is based on historical industry experience in abandoning wells, including estimated economic lives, external estimates as to the cost to abandon the wells in the future, and federal and state regulatory requirements.  The Company's liability is discounted using management's best estimate of its credit-adjusted, risk-free rate.  Revisions to the liability could occur due to changes in estimated abandonment costs, changes in well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells.

A reconciliation of the changes in the Company's liability is as follows:

	For the Nine Months Ended
	December 31,
	2015	2014
ARO - beginning of period	$459,294	$-
Additions	-	-
Deletions	(15,190)	-
Accretion expense	23,906	-

	468,010	-

Less current portion	173,878	-

ARO - end of period	$294,132	$-

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. During the nine months ended December 31, 2014, an event occurred that resulted in an impairment of other property and equipment (the carrying value of a vehicle was less than its cost) in the amount of $27,368.

Revenue Recognition

The Company recognizes oil revenues when production is sold to a purchaser, delivery occurs and title is transferred. The Company recognizes natural gas revenues when the title and risk pass to the purchaser. The Company records its share of revenues based on its share of proceeds. The Company sells the majority of its products soon after production at various locations, including the wellhead, at which time title and risk of loss pass to the buyer. The Company had no revenue from operations during the three and nine months ended December 31, 2014.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company's assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company assessed the likelihood of utilization of the deferred tax asset, in light of the recent losses. Also, the Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. As a result of this analysis, the deferred tax asset in the amount of $2,400,600 has been fully reserved at December 31, 2015.

On August 19, 2014, Terex Energy Corporation acquired 52% of the outstanding common stock of T-Rex Oil Inc. and thus T-Rex had a change of control event under IRC Section 382, which will limit T-Rex's ability to utilize its deferred tax assets, including net operating loss carryforwards, to offset future taxable income. T-Rex has net operating loss carryforwards of approximately $42,000,000 which will begin to expire in 2024.

On December 22, 2014, T-Rex acquired 100% of the outstanding common stock of Terex and Terex did not have a change of control event under IRC Section 382. Terex has net operating loss carryforwards of approximately $425,000 which will begin to expire in 2034.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2015, there were no uncertain tax positions that required accrual.

Business Combination

The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. The guidance requires consideration given, including contingent consideration, assets acquired and liabilities assumed to be valued at their fair values at the date of acquisition. The guidance further provides that acquisition costs will generally be expenses as incurred and changes in deferred tax asset valuations and income tax uncertainties after the acquisition date generally will affect income tax expense.

ASC 805 requires that any excess of purchase price over the fair value of assets acquired, including identifiable intangibles and liabilities assumed be recognized as goodwill and any excess of fair value of acquired net assets, including identifiable intangible assets over the acquisition consideration results in a gain from bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether ass acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired and liabilities assumed have been properly valued.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period.

Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company's potentially dilutive securities consist of in-the-money outstanding options and warrants to purchase the Company's common stock. Diluted net loss per common share does not give effect to dilutive securities as their effect would be anti-dilutive.

The treasury stock method is used to measure the dilutive impact of stock options and warrants. The following table details the weighted-average dilutive and anti-dilutive securities related to stock options and warrants for the periods presented:

	For the Nine Months Ended
	December 31,
	2015	2014
Dilutive	-	-
Anti Dilutive	2,089,367	-

Equity Based Payments

The Company recognizes compensation cost for equity based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period. See Note 7 - Equity Based Payments.

Beneficial Conversion Feature and Deemed Dividend Related to Series A Shares

Pursuant to ASC 470-20, when the $359,916 of convertible Series A Shares of preferred stock were issued at a discount from the if-converted $431,900 fair value as of the issuance date, the Company recognized this difference between the fair value per share of its common stock and the conversion price, multiplied by the number of shares issuable upon conversion. This Beneficial Conversion Feature of $71,894 will be recorded as additional paid-in-capital for common shares.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

The offsetting amount will be amortizable over the period from the issue date to the first conversion date or 9 months. Since the 275,000 Series A Shares of preferred stock are convertible during July of 2016, a deemed dividend of $19,996 to the Series A Shares would have been recorded during the three months ended December 31, 2015. Management has determined this amount is immaterial and therefore will recognize this amortization in the first quarter of 2016. Further, as the Company is in an accumulated deficit position, the deemed dividend will be charged against additional paid-in-capital for common shares, there being no retained earnings from which to declare a dividend.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. From its incorporation on February 11, 2014 through December 31, 2015, the Company has not been involved in any unconsolidated SPE transactions.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. This standard update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities, and as a result removes all incremental financial reporting requirements. This standard update also eliminates an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of the investment equity that is at risk. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2016, and interim reporting periods beginning after December 15, 2017. Entities are allowed to apply the guidance early for any annual reporting period or interim period for which the entity's financial statements have not yet been issued or made available for issuance. The Company adopted these standards and they did not have a material impact on the Company's consolidated financial statements.

In August 2014, the FASB issued Update No. 2014-15 - Presentation of Financial Statements - Going Concern that requires management to evaluate whether there are conditions or events that raise substantial doubt about an entity's ability to continue as a going concern within one year after the date that the entity's financial statements are issued, or within one year after the date that the entity's financial statements are available to be issued, and to provide disclosures when certain criteria are met. This guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is currently evaluating the provisions of this guidance and assessing its impact, but does not currently believe it will have a material effect on the Company's financial statements or disclosures.

In November 2015, the FASB issued ASU No. 2015-17 - Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.  The amendments in ASU 2015-17 eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and in December 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented.  ASU No. 2015-17 is effective for annual periods ending after December 31, 2016 and interim periods thereafter.  Early application is permitted.  Management is evaluating the impact of applying this standard to its financial statements.

There were other accounting standards and interpretations issued during the three and nine months ended December 31, 2015, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

Note 3 - Going Concern and Managements' Plan

The Company's consolidated financial statements for the three and nine months ended December 31, 2015 has been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company reported a net loss of $2,995,105 for the nine months ended December 31, 2015 and an accumulated deficit of $14,052,077 at December 31, 2015.  At December 31, 2015, the Company had a working capital deficit of $947,830.

The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Note 4 - Debt

Promissory Notes

During the three months ended September 30, 2015, the Company paid $341,405 in principal towards the repayment of promissory notes relative to the repurchase of 18,717 shares of Western Interior common stock owned by dissident shareholders as part of agreements effective March 31, 2015 by the Company to repurchase a total of 33,085 shares of Western Interior common stock. The Company at December 31, 2015 owes a balance in the amount of $488,298 on one of the promissory notes plus accrued interest of $8,568 and the remaining three promissory notes have been paid in full.  The Company is currently in discussions as to the settlement of the remaining balance.

On August 1, 2015, the Company, relative to the repurchase by the Company on March 31, 2015 of the remaining 14,368 shares of Western Interior common stock entered into an agreement with the note holder to settle the amount owed under the promissory note. As such, the parties agreed the amount owed on such promissory note by the Company would be reduced from $768,715 to $393,795 and the difference of $374,920 be considered a reduction in the purchase price by the Company of the shares of Western Interior common stock. In addition, the $393,795 was paid in full effective August 1, 2015 by the transfer to the note holder of certain oil and gas properties owned by Western Interior.

Line-of-Credit

The Company has a line-of-credit with a bank in the amount of $350,000 collateralized by certain oil and gas properties of the Company. The line-of-credit matures on March 31, 2016. Annual interest is at prime plus 2.50% with a floor of 7%). The Company owes $224,012 at December 31, 2015.

Installment Notes

The Company in November 2015 borrowed $9,754 from unrelated parties to finance their insurance policies. The unsecured notes are repaid at $975 per month including interest at the rate of 5.81% per annum. The Company owes $8,778 at December 31, 2015.

Interest expense relative to debt was $10,364 and $0 for the three months ended December 31, 2015 and 2014, respectively and $79,739 and $0 for the nine months ended December 31, 2015 and 2014, respectively.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

Note 5 - Stockholders' Equity

The Company's capital stock at December 31, 2015 consists of 325,000,000 authorized shares of which 50,000,000 shares are $0.001 par value preferred stock and 275,000,000 shares are $0.001 par value common stock.

Preferred Shares

On October 28, 2015, the Company filed an Amendment to its Articles of Incorporation to designate a class of preferred stock as the Series A Convertible Preferred Stock.

The Amendment sets aside 5,000,000 shares of the authorized 50,000,000 shares of the Company's $0.001 par value preferred stock as the Series A Convertible Preferred Stock ("the Series A Shares.")  The Series A Shares are convertible at the option of the Holder into common shares of the Company's stock 9 months after the date of issuance.  Further, the Series A Shares have a conversion price based upon 80% of the 10 day average of the Company's closing market price.

 Pursuant to ASC 470-20, when the $359,916 of convertible Series A Shares of preferred stock were issued at a discount from the if-converted $431,900 fair value as of the issuance date, the Company recognized this difference between the fair value per share of its common stock and the conversion price, multiplied by the number of shares issuable upon conversion. This Beneficial Conversion Feature of $71,894 will be recorded as additional paid-in-capital for common shares. The offsetting amount will be amortizable over the period from the issue date to the first conversion date or 9 months. Since the 275,000 Series A Shares of preferred stock are convertible during July of 2016, a deemed dividend of $19,996 to the Series A Shares would have been recorded during the three months ended December 31, 2015. Management has determined this amount is immaterial and therefore will recognize this amortization in the first quarter of 2016. Further, as the Company is in an accumulated deficit position, the deemed dividend will be charged against additional paid-in-capital for common shares, there being no retained earnings from which to declare a dividend.

In October 2015, the Company commenced a private placement financing of $7,000,000 in Units, a Unit consisting of one share of its Series A Shares and an Unit Warrant.  The Unit Warrant has an exercise price of $3.00 per share and a term of 3 years.  The Unit Warrant is exercisable 9 months after issuance and is callable by the Company upon the Company's common stock closing at a market price of $5.00 or above for a period of 10 days.

At December 31, 2015, the Company had received $550,000 of cash in exchange for the issuance of 275,000 shares of its Series A Preferred Stock and Unit Warrants exercisable for 275,000 shares of common stock.  At February 12, 2016, the Company had received a total of $763,038 of cash in exchange for the issuance of 381,519 shares of its Series A Preferred Stock and Unit Warrants exercisable for 381,519 shares of common stock.

We apply the guidance enumerated in ASC 480 "Distinguishing Liabilities from Equity" when determining the classification and measurement of preferred shares. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as equity. At all other times, we classified our preferred shares in stockholders' equity.

We have applied the guidance of ASC 470 "Debt" in accounting for the unit warrants and as such have valued the Unit Warrants using the Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the stock price at the valuation date that was $1.50 per share as well as the following assumptions:

Volatility                                            135 - 112%

Expected Option/Warrant Term         3 years

Risk-free interest rate                          .25%

Expected dividend yield                      0.00%

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

The expected term of the Unit Warrants granted were estimated to be the contractual term. The expected volatility was based on an average of the volatility disclosed based upon comparable companies who had similar expected option and warrant terms. The risk-free rate was based on the one-year U.S. Treasury bond rate.

As a result, the Unit Warrants exercisable for 275,000 shares of our restricted common stock were valued at $118,100 and as such credited to additional paid in capital.

Common Shares

At December 31, 2015 and March 31, 2015, a total of 15,978,075 and 15,295,025 shares of common stock were issued and outstanding, respectively.

During the nine months ended September 30, 2015, the Company sold 11,000 shares of its restricted common stock as part of a private placement for $27,000 in cash or $2.50 per share. In April 2015, the Company entered into a Subscription Agreement to sell up to 2,800,000 shares of its restricted common stock pursuant to Regulation S of the Securities Act in exchange for funds totaling $6,020,000. In July 2015, the Company and Schwaben Kapital GmbH amended their Subscription Agreement pursuant to Regulation S of the Securities Act to extend the expiration of the Subscription Agreement from June 30, 2015 to September 30, 2015.The Agreement was terminated as of September 30, 2015 and during the nine months ended December 31, 2015, the Company sold 664,590 shares of its restricted common stock as part of the Subscription Agreement for $1,345,000 in cash or $2.15 per share.

During the nine months ended December 31, 2015, the Company issued 8,000 shares of its restricted common stock as payment of an accounts payable in the amount of $20,000 and the Company recognized no gain or loss between the face value of the accounts payable and the fair value of the common stock.

Additional Paid-in Capital

During the nine months ended December 31, 2014, the Company issued 950,000 shares of its common stock to consultants in exchange for services valued at $950,000 or $1.00 per share. The Company also issued 50,000 shares of its common stock for property valued at $50,000 or $1.00 per share. In addition, and as part of a private placement the Company sold 2,195,700 shares of its common stock for cash in the amount of $2,195,700 or $1.00 per share.

During the nine months ended December 31, 2014, the Company realized additional paid in capital relative to the fair value of equity based payments in the amount of $173 which were expensed including $115 from a transaction with a related party. See Note 9 - Related Party Transactions.

Subscription Receivable

In December 2015, the Company received a subscription for 26,519 Series A Shares in exchange for cash of $53.038. The Company received the $53,038 in January of 2016.

Note 6 - Information on Business Segments

At December 31, 2015, the Company considered its business activities to constitute a single segment.

Note 7 - Equity Based Payments

The Company accounts for equity based payment accruals under authoritative guidance as set forth in the Topics of the ASC. The guidance requires all equity based payments to employees and non-employees, including grants of employee and non-employee stock options and warrants, to be recognized in the consolidated financial statements based at their fair values.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

The Black-Scholes option-pricing model is used to estimate the option and warrant fair values. The option-pricing model requires a number of assumptions, of which the most significant are the stock price at the valuation date that ranged from $0.01 to $3.50 per share as well as the following assumptions:

Volatility                                          89% -98%

Expected Option/Warrant Term         3 years

Risk-free interest rate                    .12% - .25%

Expected dividend yield                      0.00%

The expected term of the options and warrants granted were estimated to be the contractual term. The expected volatility was based on an average of the volatility disclosed based upon comparable companies who had similar expected option and warrant terms. The risk-free rate was based on the one-year U.S. Treasury bond rate.

2014 Stock Incentive Plan

Effective October 1, 2014, the Company's 2014 Stock Option and Award Plan (the "2014 Stock Incentive Plan") was approved by its Board of Directors. Under the 2014 Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to the Company or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 2 million shares of the Company's common stock are subject to the 2014 Stock Incentive Plan. The shares issued for the 2014 Stock Incentive Plan may be either treasury or authorized and unissued shares.

The following table summarizes the non-qualified stock option and warrant activity at December 31, 2015:

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

	Number of
	Options/	Weighted Average
	Warrants	Exercise Price
Outstanding at April 1, 2015
Options	935,000	$0.100
Warrants	942,858	$0.800

Granted
Options	1,050,250	$0.100
Warrants	275,000	$3.000

Exercised
Options	-	$-
Warrants	-	$-

Cancelled
Options	-	$-
Warrants	-	$-

Outstanding at December 31, 2015
Options	1,985,250	$0.110
Warrants	1,217,858	$1.290

Exercisable at December 31, 2015
Options	1,375,542	$0.100
Warrants	1,217,858	$1.290

Weighted average
remaining contractual		Aggregate
life	Life	Intrinsic Value
Options	2.72	$4,784,500
Warrants	2.65	$1,536,000

During the nine months ended December 31, 2015, the Company issued options exercisable for a total of 1,050,000 shares of restricted common stock to officers, directors and employees of the Company.  The options have an exercise price of $0.10 per share and a term of 3 years.  Options exercisable for 450,000 shares issued to employees and directors are fully vested.  Options exercisable for 600,000 shares issued to officers, directors and an employee have vesting rates over the remaining life of the options.

The aggregate intrinsic value of outstanding securities is the amount by which the fair value of underlying (common) shares exceeds the amount paid for and the exercise price of the options and warrants issued and outstanding.

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

Note 8 - Commitments and Contingencies

Operating Lease

The Company leases an office space in Colorado at the rate of $4,572 per month and the lease expires in August 2017. In addition, the Company leases an office space in Wyoming at the rate of $5,838 per month and the lease expires in June 2019. Total rent expense under these leases was $33,169 and $13,717 for the three months ended December 31, 2015 and 2014, respectively and $96,526 and $19,290 for the nine months ended December 31, 2015 and 2014.

The following is a schedule of minimum future rental annual payments under the operating lease for the stated fiscal year ends:

3/31/2016	$ 30,859
3/31/2017	123,453
3/31/2018	83,111
3/31/2019	62,940
3/31/2020	15,735
$ 316,099

Employment Agreement

The Company's subsidiary, Terex, entered into a three year employment agreement in August 2014 with the Company's Chief Executive Officer and President to serve as its Chief Executive Officer and President that includes compensation of a base salary of $204,000 per year under certain terms and conditions along with an auto allowance of $600 per month.

Consulting Agreement

The Company entered into a three year agreement effective September 1, 2014 with a consultant to perform services at the base rate of $150,000 per year under certain terms and conditions including with an auto allowance of $600 per month. In addition, the consultant has been granted cashless options to acquire up to 500,000 shares of Terex's common stock at an option price of $0.10 per share for a period of three years from April 1, 2014. The options were fully vested at March 31, 2015. See Note 7 - Equity Based Payments.

Note 9 - Related Party Transactions

Equity for Services

On April 1, 2014, an officer and director of the Company was granted options to acquire 100,000 shares of Terex's restricted common stock in exchange for services valued at $115 or $0.0015 per share and $115 was expensed in the statement of operations for the nine months ended December 31, 2014.

Consulting Services

During the nine months ended December 31, 2015 and 2014, the Company paid its officers and directors $0 and $201,327, respectively in fees that were expensed.

T-Rex Oil LLC #1 and #2

The Company is the manager of T-Rex Oil LLC #1 and T-Rex Oil LLC #2 that were formed during December of 2014 for the purpose of drilling and producing oil and gas wells. During the year ended March 31, 2015, the Company loaned T-Rex Oil LLC #1 an amount of $50,000 and at December 31, 2015 the Company is

T-REX OIL, INC. AND SUBSIDIARIES

Notes To The Consolidated Financial Statements

December 31, 2015

(Unaudited)

owed $0. During the nine months ended December 31, 2015, the Company loaned T-Rex Oil LLC #2 an amount of $28,000 and at December 31, 2015 the Company is owed $28,000.

Note 10 - Subsequent Events

T-Rex LLC #3

In January 2016, the Company purchased 4 units of T-Rex Oil LLC #3 ("LLC#3") membership interest and the Company was appointed its Manager. As a result, the Company holds a 16.67% equity interest in LLC#3 and the remaining 83.33% is held by an independent director of the Company.

T-Rex Oil LLC #3 is a Colorado limited liability company which owns 13,826 gross acres (10,000 net acres), including 15 producing wells in Natrona and Converse Counties in Wyoming, currently producing approximately 60 net barrels of oil per day.

Related Party Convertible Notes

On January 14, 2016, the Company issued secured convertible promissory notes ("Notes") to two of its directors in exchange for a total of $100,000 in cash or $50,000 per director. The Notes mature on September 30, 2016 with an interest of rate of 5% per annum.  The Notes are convertible into shares of the Company's restricted common stock at an exercise price to be determined by the average consecutive daily trade closing price less 30%.  The Notes are secured by the Company's equity interest in LLC#3.

f.  SELECTED FINANCIAL INFORMATION

Not applicable.

g.  SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

h.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and notes thereto included herein.

This discussion contains forward-looking statements, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical facts. These forward-looking statements reflect our current views and expectations based largely upon the information currently available to us and are subject to inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, they are not guarantees of future performance and there are a number of important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. By making these forward-looking statements, we do not undertake to update them in any manner except as may be required by our disclosure obligations in filings we make with the Securities and Exchange Commission under the Federal securities laws. Our actual results may differ materially from our forward-looking statements.

The independent registered public accounting firm's report on the Company's financial statements as of March 31, 2015 includes a "going concern" explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern.

RESULTS OF OPERATIONS

Results of Operations For The Nine Months Ended December 31, 2015 Compared To The Nine Months Ended December 31, 2014

Overview.  During the nine months ended December 31, 2015, the Company recognized a net loss of $2,995,105 compared to a net loss of $1,521,934 for the nine months ended December 31, 2014.  The increase of $1,473,171 is primarily the result of an increase in oil sales offset by an increase in operational activities and the acquisition of Western Interior.  Discussions of individually significant line items follow:

Revenues:  During the nine months ended December 31, 2015, the Company recognized revenues of $390,705.  During the nine months ended December 31, 2014, the Company did not recognize revenues from its oil and gas operational activities.  During the nine months ended December 31, 2105, the Company sold approximately 12,766 barrels of oil at an average price of $30.61 per barrel during the period.  Management expects to see increases in its productions numbers as it takes over the management of the operations of the wells held by LLC#3.

Operating Expenses:  During the nine months ended December 31, 2015, the Company had an increase of $1,828,448 in total operating expenses as a result of the following:

An increase in costs of $379,294 related to its oil and gas operational activities as result of its acquisition of Western Interior. General and administrative expenses increased by $868,655 primarily as a result of the issuance of options exercisable into shares of the Company's common stock valued at $650,568 during the nine months ended December 31, 2015. Depletion, depreciation, amortization and accretion increased by $759,229 as a result of its acquisition of Western Interior oil and gas properties with a decrease in exploration costs $151,362 due to the Company focusing on efforts of existing producing wells and a decrease in asset impairment of $27,368

For the Year Ended March 31, 2015 Compared to the Year Ended March 31, 2014

During the years ended March 31, 2015 and 2014, the Company did not recognize any revenues from its oil and gas operations.  The Company as a result of the Western Interior acquisition has begun to recognize revenues during the first quarter of the fiscal year ended March 31, 2016 and intends to grow revenue through its acquisition strategy.

During the year ended March 31, 2015, the Company recognized total operating expenses of $11,043,602 compared to $13,431 during the year ended March 31, 2014.  The increase of $11,030,171 was primarily a result of increased operational activity resulting from our acquisition of Terex in December 2014. The primary component of operating expenses was the $7,814,365 asset impairment which included the impairment of goodwill in the amount of $7,780,336 as part of the Western Interior acquisition. This is a one-time charge.  In addition, we incurred exploration expense of $1,444,742 that included the cost in the amount of $1,360,119 for the drilling of two wells dry holes in Utah. During the year ended March 31, 2015, we incurred general and administrative expenses of $1,744,263, consisting of $969,707 in equity based compensation.

During the years ended March 31, 2015 and 2014, we recognized net losses of $11,043,541 and $13,431, respectively.  The increase of $11,030,110 was a result of the increases in operational expenses discussed above.

LIQUIDITY

At December 31, 2015

We have incurred a net loss of $2,995,105 for the nine months ended December 31, 2015 and have had a limited operating history.

On April 26, 2015, we entered into a Subscription Agreement for the purchase of shares of its restricted common stock pursuant to Regulation S.  Through the termination of the Subscription Agreement as of September 30, 2015, we received $1,345,000 in funds and issued 664,590 shares of restricted common stock.  The Company has used these funds to support ongoing operations.

In October 2015, the Company commenced a private placement financing of $7,000,000 in Units, a Unit consisting of 1 share of its Series A Shares and a Unit Warrant.  The Unit Warrant has an exercise price of $3.00 per share and a term of 3 years.  The Unit Warrant is exercisable 9 months after issuance and is callable by the Company upon the Company's common stock closing at a market price of $5.00 or above for a period of 10 days. The Series A Shares do not accrue dividends and have a deemed purchase price of $2.00 per share.

At December 31, 2015, the Company had received $550,000 of cash in exchange for issuance of 275,000 shares of its Series A Preferred Stock and Unit Warrants exercisable for 275,000 shares of common stock.  At February 12, 2016, the Company had received a total of $763,038 of cash in exchange for the issuance of 381,519 shares of its Series A Preferred Stock and Unit Warrants exercisable for 381,519 shares of common stock.

On January 14, 2016, the Company issued secured convertible promissory notes ("Notes") to two of its directors in exchange for a total of $100,000 in cash or $50,000 per director. The Notes mature on September 30, 2016 with an interest of rate of 5% per annum. The Notes are convertible into shares of the Company's restricted common stock at an exercise price to be determined by the average consecutive daily trade closing price less 30%.  The Notes are secured by the Company's equity interest in LLC#3.

The Company will need substantial additional capital to support its proposed future energy operations. We have only begun to recognize revenues in this quarter and they are not sufficient to support operations. The Company has no committed source for any funds but as of December 31, 2015, we have $359,791 in cash. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan or may never achieve sales sufficient to support our operations.

Decisions regarding future participation in oil and gas development or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

The Company used cash flows in operations of $1,665,479 during the nine months ended December 31, 2015 that was adjusted by non-cash items including: depreciation, depletion, amortization and accretion of $762,948, equity based compensation of $650,568 and gain on disposition of assets of $44,100.

The Company used cash flows in investing activities of $89,599 during the nine months ended December 31, 2015 that was primarily comprised of: additions to oil and gas properties of $171,192, additions to non-oil and gas properties of $9,539, loans to affiliates, net of repayments of $22,000, proceeds from the sale of mineral interest of $30,000 and additions to other assets of $39,132.

The Company was provided cash flows from financing activities of $1,478,327 during the nine months ended December 31, 2015 through $1,922,500 from the sale of restricted common stock, Series A Shares and Unit Warrants, net of $444,173 in repayment of notes payable.

Promissory Notes

During the three months ended September 30, 2015, the Company paid $341,405 in principal towards the repayment of promissory notes relative to the repurchase of 18,717 shares of Western Interior common stock owned by dissident shareholders as part of agreements effective March 31, 2015 by the Company to repurchase a total of 33,085 shares of Western Interior common stock. The Company at December 31, 2015 owes a balance in the amount of $488,298 on one of the promissory notes plus accrued interest of $8,568 and the remaining three promissory notes have been paid in full.  The Company is currently in discussions as to the settlement of the remaining balance.

On August 1, 2015, the Company relative to the repurchase by the Company on March 31, 2015 of the remaining 14,368 shares of Western Interior common stock entered into an agreement with the note holder to settle the amount owed under the promissory note. As such, the parties agreed the amount owed on such promissory note by the Company would be reduced from $768,715 to $393,795 and the difference of $374,920 be considered a reduction in the purchase price by the Company of the shares of Western Interior common stock. In addition, the $393,795 was paid in full effective August 1, 2015 by the transfer to the note holder of certain oil and gas properties owned by Western Interior.

Line-of-Credit

The Company has a line-of-credit with a bank in the amount of $350,000 collateralized by certain oil and gas properties of the Company. The line-of-credit matures on March 31, 2016. Annual interest is at prime plus 2.50% with a floor of 7%. The Company owes $224,012 at December 31, 2015.

At March 31, 2015

At March 31, 2015, we had total current assets of $769,140, consisting of $636,542 in cash and cash equivalents, $35,660 in accounts receivable, a $50,000 loan to an affiliate and $46,938 in prepaid expenses.  At March 31, 2015, we had total current liabilities of $2,759,243, consisting of $660,901 in accounts payable and accrued liabilities, $163,389 in current asset retirement obligations and $1,934,953 in notes payables.  At March 31, 2015, we had a working capital deficit of $1,990,103.

During the year ended March 31, 2015, we used $884,951 in operations.  During the year ended March 31, 2015, we incurred a net loss of $11,043,541 that was reconciled for non-cash items consisting of $10,143 in depreciation and amortization, a $1,360,119 dry hole expense and a $7,814,365 impairment charge and equity based compensation of $969,707.

During the year ended March 31, 2014, we used $9,590 in operations.  During the year ended March 31, 2014, we recognized a net loss of $13,431, which was reconciled for non-cash items consisting of $3,710 in equity based compensation.

During the year ended March 31, 2015, we used $851,825 in investing activities compared to nil during the year ended March 31, 2014.  During the year ended March 31, 2015, we expended $1,817,527 in additions to oil and gas properties and $42,510 in additions to non-oil and gas properties.  As part of the acquisitions of Terex and Western Interior, we received cash of $966,027 and $103,771, respectively.  We used $11,586 to make additions to other assets.

During the year ended March 31, 2015, we received $2,207,603 from our financing activities compared to $175,305 during the year ended March 31, 2014.

At March 31, 2015, in connection with the Western Interior acquisition we assumed five promissory notes in the amount of $1,770,047 as part of agreements relative to the repurchase of 33,085 shares of Western Interior common stock owned by dissident shareholders and these notes are collateralized by certain oil and properties of Western Interior.

The Company has a line-of-credit with a bank in the amount of $350,000 collateralized by certain oil and gas properties of the Company. The line-of-credit was to mature in May 2015, but has been extended. Annual interest is at prime plus 2.50% with a floor of 7%. The Company owes $144,275 at March 31, 2015.

Capital Contributed and Installment Debt

The Company in November 2014 borrowed $17,228 from unrelated parties to finance their insurance policies. The unsecured notes are repaid at $2,797 per month including interest at the rate of 5.81% per annum. The Company owes $20,630 at March 31, 2015.

During the year ended March 31, 2015, we sold 20,000 shares of restricted common stock as part of a private placement for $50,000 in cash or $2.50 per share.

During the year ended March 31, 2015, prior to our acquisition of Terex, shareholders of Terex as part of a private placement contributed cash in the amount of $2,195,700 in exchange for 2,195,700 shares of Terex common stock valued at $1.00 per share. In addition, shareholders of Terex contributed services that were expensed valued at $950,000 in exchange for 950,000 shares of Terex.

Short Term

On a short-term basis, we have not generated revenues sufficient to cover operations.  Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as the Company continues exploration activities.

Capital Resources

The Company has only common stock as its capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

Need for Additional Financing

We do not have capital sufficient to meet its cash needs.  The Company will have to seek loans or equity placements to cover such cash needs.  Once exploration commences, its needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by the Company's management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover the Company's expenses as they may be incurred.

The Company will need substantial additional capital to support its proposed future energy operations.  We have insufficient revenues to cover our corporate costs.  The Company has no committed source for any funds as of the date hereof.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sufficient sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis.  The Company may, in any particular case, decide to participate or decline participation.  If participating, we may pay the proportionate share of costs to maintain the Company's proportionate interest through cash flow or debt or equity financing.  If participation is declined, the Company may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

Critical Accounting Policies

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities.  Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves.  Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred.  Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities.  The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate.  A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of $9,370,226 and $10,003,625 at December 31, 2015 and March 31, 2015, respectively.

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value.  When impairment occurs, a loss is recognized.  When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the years ended March 31, 2015 and 2014, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained.  A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property.  A gain or loss is recognized for all other sales of unproved properties. There were capitalized costs of $7,859,844 and $8,087,991 at December 31, 2015 and March 31, 2015, respectively.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities.  Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties.  There were no capitalized developmental costs included in WIP at December 31, 2015 and March 31, 2015, respectively.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. For the years ended March 31, 2015 and 2014, the Company recorded no depreciation, depletion and amortization expense on oil and gas properties.  Depreciation, depletion and amortization expense on oil and gas properties were recorded in the amount of $279,945 and $0 for the three months ended December 31, 2015 and 2014, respectively and $709,844 and $0 for the nine months ended December 31, 2015 and 2014, respectively.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. There was no impairment to proved properties for the years ended March 31, 2015 and 2014, nor the nine months ended December 31, 2015.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Revenue Recognition

The Company recognizes oil revenues when production is sold to a purchaser, delivery occurs and title is transferred. The Company recognizes natural gas revenues when the title and risk pass to the purchaser. The Company records its share of revenues based on its share of proceeds. The Company sells the majority of its products soon after production at various locations, including the wellhead, at which time title and risk of loss pass to the buyer. The Company had revenues of $390,705 from operations during the nine months ended December 31 2015.

Business Combination

The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. The guidance requires consideration given, including contingent consideration, assets acquired and liabilities assumed to be valued at their fair values at the date of acquisition. The guidance further provides that acquisition costs will generally be expenses as incurred and changes in deferred tax asset valuations and income tax uncertainties after the acquisition date generally will affect income tax expense.

ASC 805 requires that any excess of purchase price over the fair value of assets acquired, including identifiable intangibles and liabilities assumed be recognized as goodwill and any excess of fair value of acquired net assets, including identifiable intangible assets over the acquisition consideration results in a gain from bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether ass acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired and liabilities assumed have been properly valued.

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment.  This impairment test is calculated at the reporting unit level.  The goodwill impairment test has two steps.  The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill.  If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary.  If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount.  If the implied goodwill is less than the carrying amount, a write-down is recorded.  Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

i. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

j.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our operations do not employ financial instruments or derivatives which are market sensitive.  Short term funds are held in non-interest bearing accounts and funds held for longer periods are placed in interest bearing accounts.  Large amounts of funds, if available, will be distributed among multiple financial institutions to reduce risk of loss.   Our cash holdings do not generate any significant interest income.

k.  DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company as of March 14, 2016 are as follows:

Name	Age	Position	Term

Donald Walford	99	Chairman and Chief Executive Officer	Annual
Martin Gottlob	65	Vice President of Geology and Director	Annual
Allen Heim	58	Vice President of Operations and Director	Annual
Jon Nicolaysen	68	Executive Vice President and Director	Annual
Kristi J. Kampmann	43	Chief Accounting Officer	-
Jeffrey Bennett	60	Director	Annual
Andrew VanderPloeg	74	Director	Annual
Herbert T. Sears	68	Director	Annual

The officers are elected by the board of directors at the first meeting after each annual meeting of the Company's shareholders and hold office until their successors are duly elected and qualified under T-Rex's bylaws.

The  directors of the Company hold office until the next annual  meeting of the  shareholders  and  until  their  successors  have  been  duly  elected  and qualified.  The officers of the Company are elected at the annual meeting of the Board of  Directors  and hold  office  until  their  successors  are  chosen and qualified or until their death,  resignation,  or removal. The Company presently has no executive committee.

MANAGEMENT EXPERIENCE

DONALD WALFORD, Age 69, Chairman and CEO

Mr. Walford has served as a Director and an Officer of several corporations among a variety of industries during the 46 years of his business experience. They have included oil and gas companies, real estate development and sales companies, medical research and clinical medical companies, as well as registered broker dealers.

He is a founder and has served the Chief Executive Officer and Director of Terex Energy Corporation, prior to its merger with T-Rex Oil, Inc., starting in February 2014.  In December 2014, he became the Chief Executive Officer and Chairman of T-Rex Oil, Inc.  From October 22, 2013 to January 28, 2014, he served as a Director  and Chief Executive Officer of Three Forks, Inc.  From 2011 to March 2012, he served as a Vice President and Chief Executive Officer of Gulfstar Energy Corp. and from February 2012 through March 2012, a director of Gulfstar Energy Corp.  In recent years, he served as Founder, Chairman, CEO, and in various other capacities of Eveia Medical, Boulder County Paramedics.

He has been licensed as a broker/dealer in every state, as a principal in the NYSE and FINRA. He has been a principal licensed in commodities and in municipal bonds, and was an Allied Member of the NYSE. Mr. Walford has been a consultant to the US Department of Justice as well as an expert in three Federal Court Jurisdictions and in numerous arbitration matters. He has been a principal and or underwriter of securities in industries such as agri-business, electronics, engineering, consumer manufacturing, construction/home building and oil and gas. Mr. Walford has been principal or an underwriter of twelve oil and gas public companies.

He received a B.A. in Liberal Arts from Harpur College, State University of New York (fka Binghamton University) in 1967, where he was a full scholarship, N.Y.S. Regents Scholar.

Mr. Walford brings to the Board of Directors both his experience in the oil and gas industry, but also his knowledge and experience in funding smaller reporting companies.

MARTIN R. GOTTLOB, Age 65, Director and Vice President of Geology of T-Rex

Mr. Gottlob is an experienced Rocky Mountain States geologist, oil finder, driller, and operator of oil and gas wells.  Mr. Gottlob was appointed as the Vice President of Geology and a Director of T-Rex in August 2014, he has served in the same positions with Terex since February 2014.

He is the owner of Independence Oil II, LLC, where he has developed, drilled, completed and operated wells on behalf of clients.

Prior to working with Terex and from 2003, he was responsible for exploration and operations for Davis Oil Co. oil properties, where he has been responsible for most phases of multiple field discoveries in the D-J Basin, in Colorado, Wyoming, and Nebraska.

He has worked in similar capacities for Petrogulf, Minnoco, Decalta, Resource Technology and Mountain Minerals all in Colorado from 1979 to 2003.

He has a B.A. in Geology from the University of Colorado with an emphasis in petroleum exploration and sedimentary basin analysis, and a Master of Science from the Colorado School of Mines, in oil and gas operations research, and management science of oil and gas investment projects.

As a disclosure item, Mr. Gottlob, in 1999, was convicted of domestic violence felony in the state of Colorado.

Mr. Gottlob provides the Board of Directors with a perspective and experience in the operational and exploration aspects of the oil and gas industry.

ALLEN HEIM, Age 58, Director, Vice President of Operations

Mr. Heim has served as the Vice President of Operations and a director of Terex since February 2014.

Mr. Heim has devoted most of his 30 year career to a variety of oil field disciplines including leasing, dealing in working interests, drilling wells, fracking, and managing hands-on all phases of post drilling including completions and follow on operations through plug and abandon.

He is experienced in location construction of oil well properties, pumping and long term well ops as well as directional drilling and frac operations planning and execution.

Prior to working with T-Rex, he was retained by Davis Oil Co.  Prior to that, he has worked with Bic Petroleum, Smith Oil, Petro West, Bolling Oil, Pease Oil and Gas, Pan Western Energy, Paladin Energy, Charterhall, Haines Oil Field Services, New Tech Energy, O'Brien Energy, Peterson Energy, Sunburst Inc., Markus Production, Lyco Energy and Wanda Madden Oil.

He is the owner of Allen's Pumping Service in Kimball, Nebraska.

JON NICOLAYSEN, Age 68, Director, Executive Vice President and Director

Mr. Nicolaysen was appointed an Executive Vice President in December, 2014.  Prior to that, he has served as the CEO and a Director of Rancher Energy Corporation (kna T-Rex Oil, Inc.) since September 2009.

Mr. Nicolaysen through his company, JK Minerals Inc., was a non-operating working interest owner, but by 1997 he had bought out the other working interest owners and as Operator, began a successful 2nd Frontier development program at Cole Creek in Wyoming.

In 2005, Slawson Exploration Inc. took over as operator and continued to develop the Frontier and Dakota formations. Eventually, Blue Tip Inc. purchased all of Slawson's and JK's interests in the Frontier and Dakota. In 2006, he purchased the majority working interest in the Shannon formation at Cole Creek through JK Minerals Inc. In 2004, he was part of a group that redeveloped the Big Muddy Field in Converse County, Wyoming. In 2007, these fields were sold to Rancher Energy (kna T-Rex Oil, Inc.) for $25 million.

In 2009, as a dissatisfied shareholder, he led a successful proxy fight for control of Rancher Energy (kna T-Rex Oil, Inc.) He led the company successfully through a long Chapter 11 bankruptcy process paying off all creditors in full.

Mr. Nicolaysen provides the board of directors with not only his experience with a public reporting company but also his experience in the oil and gas industry.

KRISTI J. KAMPMANN, Age 43, Chief Accounting Officer

Ms. Kampmann has approximately 20 years of experience in accounting and specifically in SEC reporting. She has served as the Chief Accounting Officer, since March 1, 2016 and has worked with the Company as the comptroller from April 2015.  Prior to that Ms. Kampmann worked as the Controller of Hinto Energy, Inc. from April 2014 through May 2015.  Ms. Kampmann worked as a Financial Reporting Consultant - Paralegal with Michael A. Littman, Attorney at Law from March 2007 through April 2014.

Ms. Kampmann has worked with small reporting companies in a range of industries, including the oil and gas industry, not only in the development, drafting and filing of SEC filings, but also in the development of accounting and auditing procedures.

Ms.  Kampmann received an MBA from the University of Colorado, Denver in December 2001.  Ms.  Kampmann graduated from the Denver Paralegal Institute in 1996 and received a B.A. from the University of Minnesota in Morris in 1995, majoring in Political Science with a minor in Business Management.

JEFFREY BENNETT, Age 60, Director

Mr. Bennett was appointed a Director of Rancher Energy Corporation (kna T-Rex Oil, Inc.) in September 2009 and helped lead the company through Chapter 11 bankruptcy.

Mr. Bennett has over 30 years of oilfield experience in operations and senior management. He currently is a co-owner of TCF Services, Inc., a consulting company located in Casper, Wyoming.

TCF Services provides consulting project engineering and supervision for drilling, completion, production and facilities in the Rocky Mountain operating area. Prior to consulting, he was Vice President-Operations for NQL Energy Services in Nisku, Alberta Canada with operational responsibility for offices in the United States, Canada and South America.

Mr. Bennett is a graduate of Western State College (now Western Colorado State University), and is a 25 year member of the Society of Petroleum Engineers.

Mr. Bennett provides the board of directors with his operational experience in the oil and gas industry.

ANDREW P. VANDERPLOEG, Age 74, Director

Mr. VanderPloeg, has over forty-five years of experience in the securities industry where he has worked as a broker, a regulator and a securities trader.  He was licensed as a securities broker in 1967.  From 1992 through his retirement in 2012, he worked as a securities broker dealer with Wilson Davis & Co., where he was the Denver branch manager and an over-the-counter securities trader.  Since then he has managed his personal investments.

Mr. VanderPloeg received his Masters of Business Administration from DePaul University in 1971 and his BSBA from Marquette University in 1963.  Mr. VanderPloeg also has been a licensed CPA although he is not currently practicing

Mr. VanderPloeg brings to the Board of Directors not only his accounting and finance experience, but his experience in the securities industry.

HERBERT T. SEARS, age 68, Director

Mr. Sears is an attorney with about 40 years of domestic and international experience related to energy and technology projects.  He served as Vice President and Counsel to Stone & Webster Engineering Corporation, an operating affiliate of Stone & Webster, Inc., an international multi-billion dollar engineering and construction firm; General Counsel to Badger Engineers, a leader in the petrochemical industry; International Counsel to Washington Group International, a global Engineering and Construction organization; Chairman to General Environmental Corporation (nka NT Technologies, Inc.), General Counsel to Seaflow Systems, a former leader in deep sea oil well connections, and Consultant to Powerspan, a CO-2 injection technology company.   Mr. Sears currently is the court appointed Trustee of the Stone and Webster Liquidating Trust with responsibility for liquidating the global assets of the former Stone & Webster operating companies.

In 2000, Sears formed Sears & Associates, a business and legal consulting firm based out of Exeter, New Hampshire from which he still operates.   Through which he advises owners and engineering companies with respect to their project and legal activities. Sears is recognized in the industry for his expertise and creativity in negotiations, internal corporate governance, and claims resolution.

Mr. Sears served as the Chief Financial Officer and a Director of Bedrock Energy (nka Gulfstar Energy Corporation) from 2008 through May 2010.

Mr. Sears is a member of the state bar in Massachusetts, and the International Bar Association. He graduated from Boston University School of Management with a B.S/B.A in International Business and earned his law degree from Washington University School of Law.

Mr. Sears not only brings management experience to the Board of Directors, he also provides oil and gas operational management experience.

Conflicts of Interest - General.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses.  Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.  While the officers and directors of our business are engaged full time in our business activities, the amount of time they devote to other business may be up to approximately 5 hours per week.

Conflicts of Interest - Corporate Opportunities

Certain of the officers and directors of the Company may be directors and/or principal shareholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, officers and directors of the Company may in the future participate in business ventures, which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if the Company and other companies with which the Company's officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act subsequent to January 1, 1997.

The Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by the Company's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than their own personal pecuniary benefit.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

l.  EXECUTIVE AND DIRECTORS COMPENSATION

COMPENSATION

The table below represents the officer's compensation of the Company's Officers for the years ended March 31, 2015 and 2014, unless noted differently.

SUMMARY EXECUTIVES COMPENSATION TABLE

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($) (1)	Total ($)

Donald Walford, CEO & CFO (2)	2015	186,000	26,000	-	-	-	-	10,594	222,594
	2014	-	-	1,100	-	-	-	-	1,100

Martin Gottlob, VP of Geology (3)	2015	108,562	-	-	115	-	-	1,350	110,027
	2014	-	-	750	-	-	-	-	750

Allen Heim, VP of Operations (4)	2015	173,865	-	-	-	-	-	3,629	177,494
	2014	-	-	750	-	-	-	-	750

Jon Nicolaysen, Executive Vice President (5)	2015	127,500	-	750,000	-	-	-	106	877,606
	2014	120,000	-	-	1,231	-	-	6,000	127,231
	2013	120,000	-	-	-	-	-	6,000	126,000

  All other compensation for the officers listed above consists of an auto allowance plus medical reimbursement.

  During the fiscal year ended March 31, 2015, Mr. Walford received payment for his services as an officer from both T-Rex and Terex.  In February 2014, Mr. Walford was issued 1,100,000 shares of Terex valued at $0.001 per share for services.  As part of the T-Rex/Terex Acquisition these shares and option were exchanged for T-Rex shares and Options in December 2014.

  Mr. Gottlob's salary is paid solely by Terex.  In February 2014, Mr. Gottlob was issued 750,000 shares of Terex which was valued at $0.001 for services.  In April 2014, Mr. Gottlob was issued an option exercisable for shares of Terex with an exercise price of $0.10 per share, which was expensed at $115.  As part of the T-Rex/Terex Acquisition these shares and option were exchanged for T-Rex shares and Options in December 2014.

  Mr. Heim's salary is paid by Terex.

  Mr. Nicolaysen served as the CEO of T-Rex till December 2014, at which time he was appointed an Executive Vice President.  In December 2013, was granted fully-vested options to purchase 7,412 shares of the Company's common stock with an exercise price of $3.50 per share.  In August 2014 such option was canceled.  In August 2014, he was issued 750,000 shares of restricted common stock for his services, these shares were valued at $1.00 per share.

EMPLOYMENT AGREEMENTS WITH OFFICERS AND DIRECTORS OF T-REX AND TEREX ENERGY

Messrs.  Donald Walford, Allen Heim and Jon Nicolaysen have entered into Employment Agreements with our subsidiary, Terex Energy.  Mr. Martin Gottlob has entered into an Employment Agreement with T-Rex.

All of our officers and/or directors will continue to be active in other companies.  All officers and directors have retained the right to conduct their own independent business interests.

Donald  Walford Employment Agreement with Terex

In August 2014, Mr. Walford entered into an Employment Agreement with Terex Energy for his services as its Chief Executive Officer, President and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $204,000 and a monthly car allowance of $600.  Mr. Walford is eligible for annual bonuses as to be determined by our board of directors.

Allen Heim Employment Agreement with Terex

In November 2014, Mr. Heim entered into an Employment Agreement with Terex Energy for his services as its Vice President of Operations and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $150,000.  Mr. Heim is eligible for an annual bonus as to be determined by the board of directors.

Jon Nicolaysen Employment Agreement with Terex

In November 2014, Mr. Nicolaysen entered into an Employment Agreement with Terex Energy for his services as its Vice President of Geology and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $150,000.  Mr. Nicolaysen is eligible for an annual bonus as to be determined by the board of directors.

Martin Gottlob Employment Agreement with T-Rex

In January 2015, Mr. Gottlob entered into an Employment Agreement with T-Rex for his services as its Vice President of Operations and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $150,000.  Mr. Nicolaysen is eligible for an annual bonus as to be determined by the board of directors.

General Terms of All Employment Agreements

      Termination for Cause

All Employment Agreements provide for termination for cause.  Cause can be defined as:

  Conviction of a felony, crime or moral turpitude or commission of an act of embezzlement or fraud against the Company and/or its subsidiaries;

  Deliberate dishonesty resulting in damages to the Company; and

  Dereliction of duty.

If terminated for cause, the employee is not entitled to any bonus for the period preceding the termination or nor any benefits there under.

      Termination At Will

All Employment Agreements provide for termination at will by the Company with 60 days written notice.  As part of any such termination, the Company is required to repurchase 50% of the shares held by the employee up to 1,000,000 shares at a price equal to 90% of the average trading price over the 60 days preceding the notice.  Such repurchase shall happen within 30 days of the notice.

Change In Control

In the event of a change in control, the Employment Agreement is treated the same as if the Employment Agreement was terminated without cause.  If the

Employment Agreement is terminated for a Change of Control, severance payments are payable on the 15th day after the Company gives notice of the termination.  Such severance pay will consist of:

  Full salary through termination specified in the termination notice.

  An amount equal to the amount of salary and benefits equal to a 6 month period.

  Full vestment of any outstanding stock and/or option grants.

As a result of the acquisition of Terex by T-Rex, the Change in Control clause in Messrs. Walford, Heim and Nicolaysen's employment agreements were activated.  All have agreed to waive such clause as it pertains to the change of control event of Terex by T-Rex.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests.  Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest.  To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests.  Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us.  Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the years ended March 31, 2015:

DIRECTORS' COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Donald	212,000	-	-	-	-	10,594	222,594
Walford(1)

Martin	108,592	-	115	-	-	1,350	110,027
Gottlob (1)

Jon	127,500	750,000	-	-	-	106	177,494
Nicolaysen (1)

Jeffrey	$ 22,850	-	47,006	-	-	-	69,856
Bennett(2)

(1) Mr. Walford's, Gottlob's and Nicolaysen's, compensation as discussed in the table above and in this footnote were paid for their services as officers of the Company as discussed in the Executive Compensation table.

(2) In August 2014, Mr. Bennett was issued a Warrant exercisable for 14,286 shares of common stock of T-Rex and was valued at $47,006.

At this time, our directors do not receive cash compensation for serving on the Board of Directors.

All of our officers and/or directors will continue to be active in other companies.  All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests.  Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest.  To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests.  Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us.  Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

 m.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF MARCH 14, 2016

The  following  table  sets forth  information  as of March 14, 2016,  with respect to the shares of our common stock owned by (i) owners of more than 5% of the  outstanding  shares of common  stock,  (ii) each of our directors, and (iii) all of our directors and officers as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment by such person.

As of March 14, 2016, there are currently 16,384,742 shares are issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner Common Stock	Warrants and/or Options	Series A Preferred Stock	Percent of Common Stock Issued and Outstanding (1)
Donald Walford, CEO & Chairman (2)	1,080,000	250,000	-	6.59%

Martin Gottlob, VP of Geology & Director (3)	750,000	250,000	-	4.57%

Jon Nicolaysen, Executive VP & Director (4)	1,052,000	150,000	-	6.42%

Allen Heim, VP of Operations & Director (5)	755,000	350,000	-	4.60%

Jeffrey Bennett, Director (6)	-	39,286	-	-0-%

Andrew VanderPloeg, Director (7)	324,528	150,000	125,000	1.98%

Herbert Sears (8)	66,667	25,000	-	0.40%

Schwaben Kapital GmbH	1,480,152	-	-	9.03%

Eckhardt Huber-Flotho (9)	1,361,457	-	-	8.30%

RMI GmbH (10)	1,983,256	-	-	12.10%

Rainer Mayerhofer (10)	431,505	-	-	2.63%

All Directors and Executive Officers as
a Group (7persons)	4,028,195	2,644,286	125,000	24.58%

(1) Based upon 16,384,742 shares of issued and outstanding common stock at March 14, 2016.

(2) Mr. Walford holds an option exercisable for 250,000 shares of common stock with an exercise price of $0.10 per share.  The option vests at a rate of 50,000 shares immediately and then 100,000 per year till fully vested.  The option has a term of 3 years.

(3) Mr. Gottlob holds an option exercisable for 100,000 shares of common stock with an exercise price of $0.10 per share and a term of 3 years.  The option is fully vested.  Mr. Gottlob holds an option exercisable for 150,000 shares that has an exercise price of $0.10 per share, a term of 3 years and vests at a rate of 50,000 shares per year till fully vested.

(4)  Mr. Nicolaysen holds an option exercisable for 150,000 shares of common stock with an exercise price of $0.10 per share and a term for 3 years.  The option vests at a rate of 50,000 shares immediately and then 50,000 shares per year till fully vested.

(5)  Mr.  Heim holds 750,000 shares directly and 5,000 shares indirectly through his wife.  He holds a warrant exercisable for 200,000 shares of common stock with an exercise price of $1.00 and a term of 3 years.  Mr. Heim holds an option exercisable for 150,00 shares of common stock with an exercise price of $0.10 per share and a term for 3 years.  The option vests at a rate of 50,000 shares immediately and then 50,000 shares per year till fully vested.

(6)  Mr. Bennett holds a warrant exercisable for 14,285 shares of common stock with an exercise price of $3.50 per share and a term of 3 years.  The option is fully vested. Mr. Bennett also holds an option exercisable for 25,000 shares of common stock with an exercise price of $0.10 per share and a term for 3 years.  The option is fully vested.

(7) Mr. VanderPloeg holds a warrant exercisable for 125,000 shares of common stock with an exercise price of $3.00 per share and an option exercisable for 25,000 shares of common stock with an exercise price of $0.10 per share.  Both the warrant and the option have a term of 3 years.  The option is fully vested.  Mr. VanderPloeg also holds 125,000 shares of Series A Preferred Stock.

(8)  Mr. Sears holds an option exercisable for 25,000 shares of common stock with an exercise price of $0.10 per share and a term for 3 years.  The option is fully vested.

(9)   Mr. Huber-Flotho holds 1,361,457 shares directly.  His wife holds 488,241 shares which he has disavowed ownership of.

(10)  Mr. Mayerhofer is the controlling officer of RMI GmbH and as such holds voting control of the 1,983,256 shares held by RMI GmbH.  He holds 431,505 shares of stock directly.  He has voting control over a total of 2,429,754 shares of stock or 15.40%.

n.  CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the stock transactions discussed below, the Company has not entered into any transaction nor is there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Employment Agreements with Officers and Directors

Donald Walford Employment Agreement with Terex

In August 2014, Mr. Walford entered into an Employment Agreement with Terex Energy for his services as its Chief Executive Officer, President and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $204,000 and a monthly car allowance of $600.  Mr. Walford is eligible for annual bonuses as to be determined by our board of directors.

Allen Heim Employment Agreement with Terex

In November 2014, Mr. Heim entered into an Employment Agreement with Terex Energy for his services as its Vice President of Operations and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $150,000.  Mr. Heim is eligible for an annual bonus as to be determined by the board of directors.

Jon Nicolaysen Employment Agreement with Terex

In November 2014, Mr. Nicolaysen entered into an Employment Agreement with Terex Energy for his services as its Vice President of Geology and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $150,000.  Mr. Nicolaysen is eligible for an annual bonus as to be determined by the board of directors.

Martin Gottlob Employment Agreement with T-Rex

In January 2015, Mr. Gottlob entered into an Employment Agreement with T-Rex for his services as its Vice President of Operations and Director.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $150,000.  Mr. Nicolaysen is eligible for an annual bonus as to be determined by the board of directors.

Equity Issuances to Officers and Directors

Options

In December 2015, we issued options exercisable into shares or our common stock to the following officers and directors for services:

Name	Number of Shares	Exercise Price	Term
Donald Walford (1)	250,00	$0.10	3 years
Jon Nicolaysen (2)	150,000	$0.10	3 years
Martin Gottlob (2)	150,000	$0.10	3 years
Allen Heim (2)	150,000	$0.10	3 years
Jeffrey Bennett	25,000	$0.10	3 years
Andrew VanderPloeg	25,000	$0.10	3 years
Herbert T. Sears	25,000	$0.10	3 years

                (1) The option vests at a rate of 50,000 shares immediately and then 100,000 per year till fully vested.

                (2) The option vests at a rate of 50,000 shares immediately and then 50,000 shares per year till fully vested.

The Shares underlying these options are being registered as part of this filing.

Series A Preferred Stock

In October 2015, Mr. VanderPloeg, a director, purchased 125,000 Series A Preferred Shares and $3 Warrants exercisable for 125,000 shares in exchange for $250,000.  The shares underlying the Series A Preferred Shares and the $3 Warrants are being registered as a part of this filing.

Convertible Promissory Notes

On January 14, 2016, in exchange for $100,000 cash we issued convertible promissory notes in the amount of $50,000 each to Mr. Nicolaysen and Mr. Bennett.  The convertible promissory notes have a term of 9 months and accrue interests at a rate of 5%.  The note is convertible into shares of our restricted common stock at a discount of 30% of the 5-day trading closing market.

Common Stock

In March 2016, our Directors, Mr. VanderPloeg and Mr. Sears purchased shares of restricted common stock from the Company, 300,000 and 66,667 shares, respectively, at $0.75 per share.

Year Ended March 31, 2015

In August 2014, Mr. Nicolaysen, an officer and director of Terex was issued 750,000 shares of the common stock of Terex for services with a value of $750,000 that were expensed.  Such shares were exchanged for shares of T-Rex as part of the acquisition of Terex by T-Rex.  In addition, Mr. Nicolaysen, a director and officer of T-Rex, returned to T-Rex an option exercisable for 7,142 shares of common stock.  T-Rex cancelled such option.

In August 2014, T-Rex issued Warrants in the following amounts and terms to its then officers and directors as follows.  All amounts have been adjusted for the October 2014 reverse split.

Name	Number of Shares	Exercise Price	Term
Jeffrey Bennett	14,285	$3.50	3 years
Mathijs van Houweninge (1)	14,285	$3.50	3 years
Al "Sid" Overton (1)	14,285	$3.50	3 years

                (1) Misters Van Houwening and Overton resigned as directors at the time of the merger with Terex.

In April 2014, Mr. Gottlob was issued an option exercisable for 100,000 shares of Terex's common stock with an exercise price of $0.10 per share and a term of 3 years.  The option is fully vested and had a value of $115 at the time of issuance that was expensed.  As part of the acquisition of Terex by T-Rex, this option has been exchanged for an option exercisable for 100,000 shares of T-Rex.

Year Ended March 31, 2014

During the year ended March 31, 2014, Terex issued the following shares of its common stock to the following officers and directors for services that were valued in total at $2,600 and were expensed.  As part of the acquisition of Terex by T-Rex, these shares were exchanged for an equal number of shares of restricted common stock of T-Rex in December 2014.

Name	Number of Shares	Value of Shares at Issuance
Donald Walford	1,100,000	$1,100
Martin Gottlob	750,000	$750
Allen Heim	750,000	$750

Cole Creek, Wyoming Farmout Agreement

On September 30, 2014, Terex entered into a Farmout Agreement with Red Hawk Oil Exploration, Inc. ("Red Hawk.")  Mr. Jon Nicolaysen an officer and director of the Company and is also the president of Red Hawk.

The Farmout Agreement provides for Terex to drill two Shannon formation wells in an operating unit formation within 24 months.  Upon drilling of the first two wells, Terex has the option of drilling additional wells at locations of its choice.  Upon drilling and completion of the first two wells, Terex is entitled to an assignment of 100% of the interest held by Red Hawk.  In the event an earning well is capable of production in paying quantities, Terex will notify Red Hawk, where upon they have a right to elect to back in to an undivided 10% of the interest assigned to Terex.

Purchase of Sioux and Kimball County, Nebraska Properties

On September 20, 2014, Terex entered into a Purchase and Sale Agreement with Allen Heim, Pamela Heim and Marlin C. Heim including Allen Heim who was at the time an officer and director of Terex and Pamela Heim who is the wife of Allen Heim (the "Heims") to purchase certain oil and gas leases and a well bore in Sioux County, Nebraska, in exchange for certain consideration. As part of the consideration, the Heims received cash of $50,000 and warrants to acquire 400,000 shares of Terex's common stock at $1.00 per share.  The warrants at the time of purchase were valued at $325,798.  However, since the Heims are considered related parties the oil and gas leases and well bore were recorded at the historical costs of the Heims or $278,000. As part of the T-Rex - Terex acquisition, the warrants have been re-issued and are exercisable for shares of T-Rex.

Director Independence

Our board of directors undertook its annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board of directors affirmatively determined that Mr. Bennett, Mr. VanderPloeg and Mr. Sears are "independent" as such term is used under the rules and regulations of the Securities and Exchange Commission. Messrs. Walford, Nicolaysen, Heim and Gottlob as Officers of the Company are not considered to be "independent"

ITEM 11A.  MATERIAL CHANGES

Not applicable.

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additionally, you can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

ITEM 12A.  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Colorado Revised Statutes requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Colorado Revised Statutes permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Colorado Revised Statutes prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Colorado Revised Statutes may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Colorado Revised Statutes also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Colorado Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$15,000
Audit Fees	$7,500
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$2,000
Printing Costs and Miscellaneous Expenses (estimated)	$3,500
Total	$30,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

T-Rex Oil, Inc. is a Colorado corporation.  The Colorado Revised Statutes (CRS) provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.  Our articles of incorporation contain a provision eliminating the personal liability of directors to us or our shareholders for monetary damages to the fullest extent provided by the CRS.

The CRS provides that a Colorado corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation.  Our articles of incorporation do not contain any such limitation.

The CRS provides that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  The Company's articles of incorporation and bylaws allow for such indemnification.  A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit.  Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The CRS, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.  Our articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of ours to the full extent permitted by Colorado law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or who is or was serving at the request of the Company as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 as shown in the following tables:

The numbers below have been adjusted for the 1 for 350 share reverse split of October 2014.

DATE OF	TITLE OF	NO. OF	CLASS OF
SALE	SECURITIES	SHARES	CONSIDERATION	PURCHASER
October	Common Shares	371,003	$2,195,700	Terex Energy Corporation (1)
2014

October	Common Shares	81,692	Recapitalization	Shareholders
2014

December	Common Shares	7,385,700	Shares of Terex Energy	Shareholders of Terex Energy
2014			Corporation	Corporation

March 2015	Common Shares	7,465,168	Shares of Western Interior	Shareholders of Western Interior
			Oil and Gas Corporation	Oil and Gas Corporation

April 2015	Common Shares	5,000	$12,500	Business Associate

April - August 2015 (1)	Common Shares	604,652	$906,978	Business Associate/Existing Shareholders

April 2015	Warrant	250	Services	Business Associate

September 2015	Common Shares	8,000	Payment of Accounts Payable	Business Associate

October - March 2016	Series A Preferred Shares	407,094	$811,870	Business Associates/Existing Shareholders/Director

October - March 2016	Warrants	407,094	$811,870	Business Associates/Existing Shareholders/Director

December 2015	Options	750,000	Services	Directors & Officers

December 2015	Options	300,000	Services	Employees & Consultants

January 2016	Convertible Promissory Notes	-	$100,000	Directors

March 2016	Common Shares	406,667	$305,000	Directors/Business Associates

(1)     In December 2014, as part of the acquisition of Terex by T-Rex, the 371,004 shares issued to and held by Terex were returned to T-Rex and cancelled.

Exemption from Registration Claimed

Sales and issuances by Company of the unregistered securities listed above were made by the Company in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. The Company required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

(1)     The above issuance by the Company of its unregistered securities was made by the Company in reliance upon Regulation S of the 1933 Act.  The party that purchased the unregistered securities was known to the Company and its management, through a pre-existing business relationship.  The purchaser was provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to management of the Company in connection with their purchase. The purchasers of the unregistered securities acquired such security for investment and not with a view toward distribution, acknowledging such intent to the Company.  The certificate or agreement  representing  such securities that was issued contained a restrictive legend,  prohibiting further transfer of the certificate or agreement representing such security, without such security either being first  registered  or  otherwise  exempt from  registration  in any further resale or disposition.

Issuer Purchases of Equity Securities

We have not repurchased any shares of our common stock during the year ended March 31, 2015 or the nine months ended December 31, 2015.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following is a complete list of exhibits filed as part of this Form 10K. Exhibit number corresponds to the numbers in the Exhibit table of Item 601 of Regulation S-K.

Number	Description

3.1	Amended and Restated Articles of Incorporation of Rancher Energy Corp	(1)
3.2	Certificate of Correction	(2)
3.3	Amended and Restated Bylaws of Rancher Energy Corp	(9)
3.4	Articles of Merger, by and between Rancher Energy Corp and T-Rex Oil, Inc.	(8)
3.5	Statement of Merger	(8)
3.6	Article of Incorporation of T-Rex Oil, Inc.	(8)
3.7	Articles of Incorporation of Terex Energy Corporation	(11)
3.8	Amendment to the Articles of Incorporation of Terex Energy Corporation, dated February 2007	(11)
3.9	Articles of Incorporation of Western Interior Oil & Gas Corporation	(11)
3.10	Amendment to the Article of Incorporation of Western Interior Oil & Gas Corporation, dated April 2007	(11)
3.11	Amendment to the Articles of Incorporation of Western Interior Oil & Gas Corporation, dated May 2007	(11)
3.12	Articles of Amendment of T-Rex Oil - Certificate of Designation of Series A Convertible Preferred Stock	(13)
3.13	Articles of Organization T-Rex Oil LLC #3	Filed Herewith
3.14	Articles of Incorporation JK Minerals, Inc.	Filed Herewith
3.15	By-Laws of JK Minerals, Inc.	Filed Herewith
3.16	Restated Articles of Incorporation of JK Minerals, Inc.	Filed Herewith
3.17	Amended Articles of Incorporation of JK Minerals, Inc.	Filed Herewith
4.1	Form of Non-Qualified Stock Option Agreement	(4)
4.2	2014 T-Rex Oil, Inc. Stock Option and Award Plan	(11)
4.3	Form of $3 Warrant	Filed Herewith
4.4	Form of Convertible Promissory Note	Filed Herewith
5.1	Opinion Re: Legality	Filed Herewith
10.1	Participation Agreement between Rancher Energy Corp. and PetroShare Corp. dated September 30, 2013	(5)
10.2	Settlement Agreement and Mutual Release between Rancher Energy Corp. and PetroShare Corp. dated as of May 5, 2014	(6)
10.3	Securities Purchase Agreement by and between Rancher Energy Corp. and Terex Energy Corp as of August 19, 2014	(7)
10.4	Share Exchange Agreement between T-Rex Oil, Inc. and Western Interior Oil & Gas Corp & Its Shareholders dated February 25, 2015	(10)
10.5	Share Exchange Agreement between T-Rex Oil, Inc. and Terex Energy Corp as of December 22, 2014	(11)
10.6	Operating Agreement T-Rex Oil LLC #3	Filed Herewith
23.1	Consent of Independent Petroleum Engineers and Geologists	Filed Herewith
23.2	Consent of Independent Registered Public Accounting Firm	Filed Herewith
23.3	Consent of Attorney	Filed Herewith
99.1	Reserve Report, dated August 21, 2015	(12)
101.INS	XBRL Instance Document	Filed Herewith(14)
101.SCH	XBRL Taxonomy Extension Schema Document	Filed Herewith(14)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed Herewith(14)
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed Herewith(14)
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed Herewith(14)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed Herewith(14)

(1)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated April 3, 2007.

(2)Incorporated by reference from the exhibits included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007.

(3)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated December 28, 2006.

(4)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated December 3, 2013.

(5)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated October 9, 2013.

(6)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated May 6, 2014.

(7)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated August 21, 2014.

(8)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated October 31, 2014.

(9)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K/A dated October 29, 2014.

(10)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated February 24, 2015.

(11)Incorporated by reference from the exhibits included in the Company's Annual Report on Form 10-K, dated July 16, 2015.

(12) Incorporated by reference from the exhibits included in the Company's Annual Report on Form 10-K/A, dated September 15, 2015.

(13)Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated October 28, 2015.

(14)Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

 ITEM 17. UNDERTAKING

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)   To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this amended Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado on March 18, 2016.

T-REX OIL, INC.

/s/ Donald L. Walford	March 18, 2016
Donald L. Walford
(Principal Executive Officer, Chief Executive Officer)

/s/ Kristi J. Kampmann	March18, 2016
Kristi J. Kampmann, Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Donald L. Walford	March 18, 2016
Donald L. Walford, Chairman of the Board of Directors

/s/ Jon Nicolaysen	March 18, 2016
Jon Nicolaysen, Director

/s/ Martin Gottlob	March 18, 2016
Martin Gottlob, Director

/s/ Allen Heim	March 18, 2016
Allen Heim, Director